                                                                      EXHIBIT 10

                       STOCK AND NOTE PURCHASE AGREEMENT

                                by and between

             FOUNDATION HEALTH CORPORATION, a Delaware corporation

                                  as "Seller"

                           JONATHAN H. SCHEFF, M.D.

                           as "Selling Shareholder"

                               on the one hand,

                                      and

             FPA MEDICAL MANAGEMENT, INC., a Delaware corporation

                                   as "FPA"

                  FPA MEDICAL MANAGEMENT OF CALIFORNIA, INC.,
                            a Delaware corporation

                          as "Purchasing Subsidiary"

                                      and

                     FPA INDEPENDENT PRACTICE ASSOCIATION,
                          An Osteopathic Corporation

                          as "Purchasing Shareholder"

                               on the other hand


                           Dated as of June 28, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
ARTICLE 1 DEFINITIONS..........................................   2
    1.1   Defined Terms........................................   2
    1.2   Other Defined Terms..................................   6

ARTICLE 2 PURCHASE AND SALE OF FHMS SHARES AND NOTES...........   7
    2.1   Description of FHMS Shares and Notes.................   7
    2.2   Sale of FHMS Shares by Seller........................   7
    2.3   FHMS Share Purchase Price............................   7
    2.4   Sale of FHMS Indebtedness by Seller..................   8
    2.5   FHMS Indebtedness Purchase Price.....................   9
    2.6   Transfer Taxes and Fees..............................   9

ARTICLE 3 APPOINTMENT OF DESIGNEE - SALE AND PURCHASE OF
    HOLDING COMPANY  SHARES AND NOTES..........................   9
    3.1   Appointment of Purchasing Shareholder as Designee....   9
    3.2   Description of Shares and Notes......................   9
    3.3   Exercise of Option...................................   9
    3.4   Sale of Holding Company Indebtedness by Seller.......  10
    3.5   Holding Company Indebtedness Purchase Price..........  10

ARTICLE 4 CLOSING..............................................  10
    4.1   Closing..............................................  10
    4.2   Conveyances at Closing...............................  10

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER.............  12
    5.1   Organization.........................................  12
    5.2   Authorization........................................  12
    5.3   No Material Adverse Change...........................  12
    5.4   Leased Real Property.................................  12
    5.5   Contracts and Commitments............................  13
    5.6   Permits and Governmental Filings.....................  14
    5.7   No Conflict or Violation.............................  15
    5.8   Financial Statements.................................  15
    5.9   Litigation...........................................  15
    5.10  Compensation.........................................  15
    5.11  Compliance with Laws.................................  15
    5.12  Employee Benefits Matters............................  16
    5.13  Insurance............................................  18
    5.14  No Undisclosed Liabilities...........................  18
    5.15  Capital Structure....................................  19
    5.16  Real Property........................................  19
    5.17  Taxes................................................  19
    5.18  Proprietary Rights...................................  20
    5.19  Subsidiaries.........................................  20
    5.20  Accounts Receivable..................................  20
    5.21  Brokers..............................................  20
    5.22  Certain Real Estate and Legal Matters................  20

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF FPA AND
    PURCHASING SUBSIDIARY......................................  25
    6.1   Organization of FPA and Purchasing Subsidiary........  25
    6.2   Authorization........................................  26
    6.3   No Conflict or Violation.............................  26
    6.4   Permits and Governmental Filings.....................  26
    6.5   Financial Statements.................................  27
    6.6   SEC Documents........................................  27
    6.7   No Material Adverse Change...........................  28
    6.8   Compliance with Laws.................................  28
    6.9   Litigation...........................................  28
    6.10  No Undisclosed Liabilities...........................  28
    6.11  Capital Structure....................................  28

ARTICLE 7 COVENANTS OF PARTIES HERETO..........................  29
    7.1   Further Assurances...................................  29
    7.2   No Solicitation......................................  29
    7.3   Inspections..........................................  29
    7.4   Conduct of Business..................................  30
    7.5   Employee Matters.....................................  30
    7.6   FPA's Covenant Not to Compete........................  33
    7.7   Purchase of Indebtedness;Post-Closing Adjustment.....  36
    7.8   Preparation of the Proxy Statement...................  36
    7.9   Stockholders Meeting.................................  37
    7.10  Agreement to Vote Shares.............................  37
    7.11  Surgery Center Referrals.............................  37
    7.12  Disease State Management.............................  37
    7.13  Real Estate Matters..................................  38
    7.14  Software Licenses....................................  39

ARTICLE 8 CONDITIONS TO SELLER'S AND SELLING SHAREHOLDER'S
    OBLIGATIONS................................................  39
    8.1   Representations, Warranties and Covenants............  39
    8.2   No Proceedings, Litigation or Laws...................  39
    8.3   Opinion of Counsel...................................  39
    8.4   Certificates and Corporate Documents.................  39
    8.5   Registration Rights Agreement........................  40
    8.6   Guaranties...........................................  40
    8.7   Intentionally Deleted................................  40
    8.8   Intentionally Deleted................................  40
    8.9   Master Lease Assignment..............................  40
    8.10  Professional Group Provider Agreements...............  40
    8.11  Purchase Price.......................................  40
    8.12  HSR Act..............................................  40
    8.13  Governmental Approvals...............................  41
    8.14  Related Agreements...................................  41
    8.15  Consents.............................................  41
    8.16  No Material Adverse Changes..........................  41
    8.17  Transition Agreement.................................  41
    8.18  Releases.............................................  41
    8.19  Pledge Agreements....................................  41
    8.20  Security Agreement...................................  42
    8.21  Board Approval.......................................  42
    8.22  Tax Opinion..........................................  42

ARTICLE 9 CONDITIONS TO FPA'S OBLIGATIONS......................  42
    9.1   Representations, Warranties and Covenants............  42
    9.2   No Proceedings, Litigation or Laws...................  43
    9.3   Opinion of Counsel...................................  43
    9.4   Certificates and Corporate Documents.................  43
    9.5   Other Documents......................................  43
    9.6   HSR Act..............................................  43
    9.7   Governmental Approvals...............................  43
    9.8   Intentionally deleted................................  43
    9.9   Master Lease Assignment..............................  44
    9.10  Professional Group Provider Agreements...............  44
    9.11  Related Agreements...................................  44
    9.12  Consents.............................................  44
    9.13  Material Adverse Changes.............................  44
    9.14  Pre-Closing Transactions.............................  44
    9.15  Transition Agreement.................................  45
    9.16  Registration Rights Agreement........................  45
    9.17  Notice of Designee...................................  45
    9.18  Board Approval.......................................  45
    9.19  Stockholder Approval.................................  45
    9.20  Voting Agreement.....................................  46
    9.21  Physicians...........................................  46
    9.22  Real Estate Matters..................................  46

ARTICLE 10 ACTIONS BY SELLER AND FPA AFTER THE CLOSING.........  46
    10.1  Books and Records....................................  46
    10.2  Taxes................................................  47
    10.3  338(h)(10) Election..................................  47
    10.4  Future Contractual Alliances.........................  47
    10.5  Certain Obligations Regarding Employees..............  47
    10.6  Foundation Name......................................  48
    10.7  Reimbursement For Certain Tax Matters................  49
    10.8  Covenant.............................................  51
    10.9  Solicitation of Employees............................  52

ARTICLE 11 SURVIVAL AND INDEMNIFICATION........................  52
    11.1  Survival.............................................  52
    11.2  No Other Representations.............................  52
    11.3  Indemnification by Seller............................  53
    11.4  Limitations on Indemnity.............................  53
    11.5  Indemnification by FPA...............................  54
    11.6  Notice and Defense of Third-Party Claims.............  54
    11.7  Limitation...........................................  55
    11.8  Exclusivity..........................................  55
    11.9  Right of Set-off.....................................  55

ARTICLE 12 MISCELLANEOUS.......................................  56
    12.1  Termination..........................................  56
    12.2  Assignment and No Third Party Beneficiaries..........  57
    12.3  Notices..............................................  57
    12.4  Choice of Law........................................  58
    12.5  Entire Agreement; Amendments and Waivers.............  59
    12.6  Counterparts.........................................  59
    12.7  Expenses.............................................  59

    12.8  Invalidity...........................................  59
    12.9  Publicity............................................  59
    12.10 Schedules............................................  60

DISCLOSURE SCHEDULE

1.1(a)        Care Centers
1.1(b)        Holding Company and FHMS Financial Statements/Pro Forma
              Consolidated Balance Sheet
2.1           FHMS Share Ownership
3.2           Holding Company Share Ownership
5.3           Material Adverse Changes
5.4           Leased Real Property
5.5           Material Contracts
5.6(a)        Seller/Holding Company Permits
5.6(b)        Seller/Holding Company Filings
5.9           Litigation
5.10          Compensation
5.12          Employee Benefit Matters
5.13          Insurance Policies
5.14          Liabilities
5.15          Certain Rights Relating to Shares
5.19          Subsidiaries
5.22(e)       Pending Transfers
6.3           No Conflicts
6.4(a)        FPA Permits
6.4(b)        FPA Filings
6.7           Material Adverse Changes
6.9           Litigation
6.10          Liabilities
6.11          Capital Structure
7.4           Conduct of Business
7.5(b)        Employee Liabilities
7.14          License and Maintenance Agreements
8.14          Related Agreements
10.5          Retained Employee Obligations
10.7          Depreciation Deduction

EXHIBITS


Exhibit A     Letter Agreement Regarding Matching Contributions
Exhibit B     Form of Professional Group Provider Agreement (CA)
Exhibit C     Form of Professional Group Provider Agreement (AZ)
Exhibit D     Term Sheet Regarding Bridge Note
Exhibit E     Term Sheet Regarding Consolidated Note
Exhibit F     Term Sheet Regarding Registration Rights
Exhibit G     Term Sheet Regarding Guaranty
Exhibit H     Reserved
Exhibit I     Form of Master Lease Assignment
Exhibit J     Term Sheet Regarding General Release
Exhibit K     Term Sheet Regarding Pledge Agreements
Exhibit L     Term Sheet Regarding Security Agreements
Exhibit M     Term Sheet Regarding Voting Agreement

                                                                       EXHIBIT A

     This Stock and Note Purchase Agreement, dated as of June 28, 1996 (the "Agreement") is made by and between FPA MEDICAL MANAGEMENT, INC., a Delaware
 ---------                          ----------------------------
corporation ("FPA"), FPA MEDICAL MANAGEMENT OF CALIFORNIA, INC., a Delaware
              ---    ------------------------------------------
corporation and a wholly-owned subsidiary of FPA ("Purchasing Subsidiary"), FPA
                                                   ---------------------    ---
INDEPENDENT PRACTICE ASSOCIATION, An Osteopathic Corporation ("Purchasing
- --------------------------------                               ----------
Shareholder"), JONATHAN H. SCHEFF, M.D., an individual ("Selling Shareholder")
- -----------    ------------------                        -------------------
and FOUNDATION HEALTH CORPORATION, a Delaware corporation ("Seller").
    -----------------------------                           ------

                              W I T N E S S E T H:

    WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Foundation Health Medical Services, a California corporation, doing business in Arizona as TDMC Medical Services Corporation ("FHMS");
                                                           ----

    WHEREAS, FHMS is engaged in the business of providing facilities management, non-physician healthcare professionals and other administrative and management services to Holding Company (as defined below) and its subsidiaries ("FHMS's
                                                                      ------
Business");
- --------

    WHEREAS, FPA desires to buy from Seller and Seller desires to sell to FPA, all of the outstanding capital stock of FHMS, on the terms and conditions set forth in this Agreement;

    WHEREAS, Selling Shareholder owns all of the issued and outstanding shares of capital stock of FHMG/TDMC Medical Group, a California Professional Corporation ("Holding Company");
              ---------------

    WHEREAS, Holding Company is engaged in the business of holding the stock of Foundation Health Medical Group, Inc., a California Professional Corporation ("FHMG") and Thomas Davis Medical Centers, P.C., an Arizona Professional
  ----
Corporation ("TDMC"), its professional corporation subsidiaries and providing
              ----
medical services through such subsidiaries' respective Practitioners (as defined below) ("Holding Company's Business");
         --------------------------

    WHEREAS, Seller has the right, pursuant to that certain Share Ownership Agreement (the "Share Ownership Agreement"), dated as of June 27, 1996, to name
                -------------------------
a designee (the "Designee") who will have the option (the "Option") to purchase
                 --------                                  ------
all of the outstanding shares of capital stock of Holding Company;

    WHEREAS, Purchasing Shareholder desires to be named the Designee by Seller and Seller desires to name Purchasing Shareholder the Designee;

    WHEREAS, Purchasing Shareholder desires to buy from Selling Shareholder pursuant to the Option and Selling Shareholder desires to sell to Purchasing Shareholder pursuant to the Option, all of the outstanding capital stock of Holding Company, on the terms and conditions set forth in this Agreement and the Share Ownership Agreement;

    WHEREAS, Seller owns the FHMS Indebtedness and the Holding Company Indebtedness (both as defined below);

    WHEREAS, Purchasing Subsidiary desires to purchase the FHMS Indebtedness and the Holding Company Indebtedness; and

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

    1.1  Defined Terms.  As used herein, the terms below shall have the
         -------------
following meanings.

    "Affiliate" shall have the meaning set forth in the Securities Exchange Act
     ---------
of 1934, as amended, and the rules and regulations thereunder. When used in relation to FPA or Purchasing Subsidiary, "Affiliate" shall include Purchasing Shareholder.

    "Businesses" shall mean FHMS's Business and Holding Company's Business,
     ----------
collectively.

    "FPA Financial Statements" shall mean (i) the audited consolidated balance
     ------------------------
sheet of FPA dated as of December 31, 1995 and the related consolidated statement of operations, stockholders' equity and cash flow for the fiscal year then ended and (ii) the unaudited consolidated balance sheet of FPA dated as of March 31, 1996, and the related consolidated statement of operations, stockholders' equity and cash flow for the three-month period then ended.

    "Care Centers" shall mean the health care centers and other facilities
     ------------
operated by Seller prior to the Closing which are listed on Schedule 1.1(a).
                                                            ---------------

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
     ----
rules and regulations thereunder.

    "Confidentiality Agreement" shall mean the letter agreement regarding
     -------------------------
confidentiality dated June 4, 1996 between Seller and FPA.

    "Contract" shall mean any agreement, contract, lease, note, purchase order,
     --------
mortgage, indenture, security agreement, license, instrument or other contract or commitment, whether oral or written.

    "Disclosure Schedule" shall mean, collectively, the schedules attached
     -------------------
hereto which set forth the exceptions to the representations and warranties contained in Articles 5 and 6 hereof and certain other information called for by this Agreement. The Disclosure Schedule shall be prepared so as to make clear the party hereto or the Affiliate of a party hereto to which the matters or items listed thereon relate.

    "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement,
     -----------
security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any existing agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

    "Expiring Contract" shall mean any Contract which will expire, by its terms,
     -----------------
on or before the Closing Date.

    "Family and Senior Care, Inc." shall mean FPA's affiliate which has filed an
     ----------------------------
application for licensure as a limited licensed health care service plan under the Knox-Keene Health Care Services Plan Act of 1975, as amended.

    "FHCA" shall mean those Affiliates of Seller which offer benefit programs to
     ----
commercial groups, Governmental Authorities, individual members or other sponsors of health care benefit plans and which are a party to a Professional Group Provider Agreement.

    "FHMS Financial Statements" shall mean the unaudited balance sheet of FHMS
     -------------------------
dated as of March 31, 1996, attached as Schedule  1.1(b) hereto.
                                        ----------------

    "Financial Statements" shall mean the Holding Company Financial Statements
     --------------------
and the FHMS Financial Statements, collectively.

    "Financial Statement Date" shall mean March 31, 1996.
     ------------------------

    "GAAP" shall mean U.S. generally accepted accounting principles set forth in
     ----
the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

    "Governmental Authority" shall mean any court, governmental agency,
     ----------------------
administrative authority or body, arbitrator or arbitration panel of the United States or any state, county, city or other political subdivision thereof.

    "Holding Company Financial Statements" shall mean the respective unaudited
     ------------------------------------
balance sheets of FHMG and TDMC dated as of March 31, 1996, attached as Schedule
                                                                        --------
1.1(b) hereto.
- ------

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
     -------
1976, as amended, and the rules and regulations promulgated thereunder.

    "including" or to "include" any item shall mean containing or to contain
     ---------         -------
such item as part of a whole, without any implied exclusion of other items.

    "Intergroup of Arizona" shall mean Intergroup Prepaid Health Services of
     ---------------------
Arizona, Inc., doing business as Intergroup of Arizona, an Arizona corporation.

    "knowledge" of a Person shall mean the actual knowledge of the Person if
     ---------
such Person is an individual, or if such Person is a corporation, shall mean the actual knowledge of the member or members of senior management of such Person (in the case of Seller, Daniel D. Crowley, Kirk A. Benson, Michael P. White, and Jerry Newman and with respect to Section 5.22 only, Joe Erway and, in the case
                                 ------------
of FPA, Seth M. Flam, Steven Lash, James A. Lebovitz, and Sol Lizerbram) with primary responsibility for the matters referred to, in both cases after reasonable inquiry.

    "Laws" shall mean all laws, statutes, ordinances, regulations, rules, codes,
     ----
orders, consent decrees, settlement agreements, and governmental requirements (including any ruling or requirement having the effect of law) of any federal, state or local government and any other governmental department or agency, and any judgment, decision, decree, writ, injunction, award, ruling or order of any Governmental Authority with jurisdiction.

    "Leased Real Property" shall mean all real property leased or subleased by
     --------------------
Seller, Holding Company or any of Holding Company's subsidiaries and used in the Businesses.

    "Liability" means any liability, including any indebtedness, any guaranty of
     ---------
indebtedness or obligations of any other Person, and any liability for Taxes.

    "Management Agreement" shall mean, collectively (i) that certain Sublease
     --------------------
and Management Agreement between FHMS and FHMG, dated as of May 12, 1993, as amended and (ii) that certain Sublease and Management Agreement between FHMS and TDMC, dated as of November 1, 1994, as amended.

    "Material Adverse Effect" or "Material Adverse Change" shall mean, with
     -----------------------      -----------------------
respect to either FHMS's Business, Holding Company's Business, FPA or Purchasing Subsidiary, respectively, any material adverse effect on or change in their respective condition (financial or other), business or results of operations, or on the ability of FPA, Purchasing Subsidiary, Purchasing Shareholder, Seller or Selling Shareholder to consummate the transactions contemplated hereby and by the Related Agreements.

    "Ordinary Course" shall mean the ordinary course of business consistent with
     ---------------
prior practice.

    "Permits" shall mean all licenses, permits, franchises, approvals,
     -------
authorizations, accreditations, provider numbers, consents or orders of, or filings with, any Governmental Authority, necessary for the conduct of, or relating to the operation of, either of the Businesses.

    "Person" shall mean an individual, a partnership, a corporation, a trust, a
     ------
limited liability company or partnership, an unincorporated organization, a Governmental Authority or any other entity.

    "Professional Group Provider Agreements" shall mean, collectively, the
     --------------------------------------
Professional Group Provider Agreement, in substantially the form of Exhibit B hereto, to be entered into by and between FHCA and FHMG at the Closing and the Professional Group Provider Agreement, in substantially the form of Exhibit C hereto, to be entered into by and between FHCA and TDMC at the Closing.

    "Practitioner" shall mean any licensed physician and surgeon, dentist,
     ------------
clinical psychologist, podiatrist, optometrist or paraprofessional employed by Holding Company or any of its subsidiaries, who provides professional or paraprofessional services in connection with Holding Company's Business.

    "Related Agreements" shall mean all agreements set forth on Schedule 8.14.
     ------------------                                         -------------

    "Representative" shall mean any officer, director, principal, attorney,
     --------------
agent, employee or other representative.

    "Tax" shall mean any federal, state, local, foreign or other tax, levy,
     ---
impost, fee, assessment or other government charge, including income, estimated income, business occupation, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including interest, penalties and additions in connection therewith.

    1.2  Other Defined Terms.  The following terms shall have the meanings given
         -------------------
in the Sections set forth below:

    Term                                             Section
    ----                                             -------
    Accounts                                         7.5(c)(ii)
    Actions                                          5.9
    Agent                                            3.1
    Bridge Note                                      2.3(a)(iii)
    Cash Payment                                     2.3(a)(i)
    Closing                                          4.1
    Closing Date                                     4.1
    Closing Price                                    2.3(a)(ii)
    Designee                                         Recitals
    Designee Consideration                           3.1
    Employee                                         5.10
    Employee Benefit Plans                           5.12(b)
    Environmental Laws                               5.22
    ERISA                                            5.12(a)(i)
    Exclusivity Period                               7.2
    FHMG                                             Recitals
    FHMG Agreement                                   5.6(c)
    FHMS                                             Recitals
    FHMS Indebtedness                                2.1
    FHMS Indebtedness Purchase Price                 2.5
    FHMS Share Purchase Price                        2.3(a)
    FHMS Shares                                      2.1
    FHMS's Business                                  Recitals
    FPA Common                                       2.3(a)(ii)
    FPA SEC Documents                                6.6
    FPA's Savings Plans                              7.5(c)(ii)
    Foundation Name                                  10.6
    Frozen 401(k) Plan                               7.5(d)
    Hazardous Materials                              5.22
    Holding Company                                  Recitals
    Holding Company Indebtedness                     3.2
    Holding Company Indebtedness Purchase Price      3.5
    Holding Company Shares                           3.2
    Holding Company's Business                       Recitals
    Indemnitee                                       11.4
    Indemnified Person                               11.6
    Indemnifying Person                              11.6
    Insurance Policies                               5.13
    Leases                                           5.22
    Losses                                           11.3
    Master Lease Assignment                          8.9
    Material Contracts                               5.5
    Nasdaq NMS                                       2.3(a)(ii)
    Non-Compete Period                               7.6(a)
    Note Consideration                               2.3(a)(iv)
    Option                                           Recitals
    Owner                                            5.22
    Pledge Agreement                                 8.19
    Proxy Statement                                  7.8

    Registration Rights Agreement                    8.5
    Rent Roll                                        5.22
    Retained Employees                               7.5(a)
    SEC                                              6.6
    Secured Obligations                              8.19
    Seller's 401(k) Plan                             7.5(c)(i)
    Share Consideration                              2.3(a)(ii)
    Share Ownership Agreement                        Recitals
    Stockholder's Meeting                            7.9
    Transition Agreement                             8.17
    Transition Period                                10.6
    TDMC                                             Recitals


                                   ARTICLE 2

                   PURCHASE AND SALE OF FHMS SHARES AND NOTES
                   ------------------------------------------

    2.1  Description of FHMS Shares and Notes.  The shares of FHMS to be sold
         ------------------------------------
pursuant hereto (the "FHMS Shares") shall consist of all of the issued and
                      -----------
outstanding capital stock of FHMS and are described in Schedule 2.1.  The
                                                       ------------
promissory notes and other indebtedness of FHMS to be sold pursuant hereto shall consist of the line items "Inter-Company Payable," "Notes Payable, FHC" and "Claims Payable" (the "FHMS Indebtedness") in the amounts shown on FHMS's
                       -----------------
balance sheet as of the Closing Date. For reference purposes only, the aggregate amount of such items, when combined with the aggregate amount of the Holding Company Indebtedness is estimated to be Seventy Nine Million Five Hundred Thousand Dollars ($79,500,000) as of June 30, 1996.

    2.2  Sale of FHMS Shares by Seller.    On the basis of the representations
         -----------------------------
and warranties of the parties and subject to the terms and conditions hereinafter set forth, at the Closing, Seller shall sell, assign, transfer and deliver the FHMS Shares to Purchasing Subsidiary and Purchasing Subsidiary shall purchase, make payment for and accept the FHMS Shares from Seller at the price and in the manner set forth in this Article 2.

    2.3  FHMS Share Purchase Price.
         -------------------------

         (a) Components of FHMS Share Purchase Price.  Upon the terms and
             ---------------------------------------
    subject to the conditions set forth herein, FPA shall deliver to Seller at the Closing in exchange for the sale, transfer, assignment, conveyance and delivery of the FHMS Shares to Purchasing Subsidiary, the following (collectively, the "FHMS Share Purchase Price"):
                        -------------------------

              (i) by wire transfer of immediately available funds to an account designated by Seller, cash in the amount of Two Million U.S. Dollars ($2,000,000) (the "Cash Payment");
                            ------------

              (ii) a number of shares (the "Share Consideration") of FPA's
                                            -------------------
         Common Stock ("FPA Common") equal to (A) (x) Seventy Five Million U.S.
                        ----------
         Dollars ($75,000,000) minus (y) the amount of any cash paid in lieu of FPA Common by FPA to Seller and in the same manner as the Cash Payment divided by (B) the Closing Price. The Closing Price shall be the average of the per share closing prices of FPA Common during the ten
         (10) trading days ending on the second trading day prior to Closing as reported on the National Market System on Nasdaq (the "Nasdaq NMS").
                                                                ----------
         In the event that the Closing Price is less than $13.60 (the "Walk-Away Price"), then FPA may in its sole discretion terminate this Agreement by giving notice of termination to Seller no later than one day prior to Closing, provided, however, that notwithstanding any such notice,
                     --------  -------
         Seller may cause the Closing to occur if it gives notice to FPA no later than the day prior to Closing that it will accept a number of shares of FPA Common equal to (A) $75,000,000 divided by (B) the Walk-Away Price, as the Share Consideration.

              (iii) a Promissory Note (the "Bridge Note"), issued by FPA, in the
                                            -----------
         principal amount of Twenty Two Million Dollars, ($22,000,000) containing the terms set forth in Exhibit D hereto and otherwise in form and substance reasonably satisfactory to the parties hereto;

              (iv) a Promissory Note (the "Note Consideration"), issued by
                                           ------------------
         Purchasing Subsidiary, in the principal amount of Twelve Million U.S. Dollars ($12,000,000) , which note will be consolidated, at the Closing, into the Consolidated Note.

         (b) No fractional shares of FPA Common shall be issued, but in lieu thereof Seller shall receive from Purchasing Subsidiary an amount of cash (rounded up to the nearest whole cent) equal to the product of (i) the fraction of a share of FPA Common to which Seller would otherwise have been entitled times (ii) Closing Price.

    2.4  Sale of FHMS Indebtedness by Seller.  On the basis of the
         -----------------------------------
representations and warranties of the parties and subject to the terms and conditions hereinafter set forth, at the Closing, Seller shall sell, assign, transfer and deliver the FHMS Indebtedness to Purchasing Subsidiary, without recourse, and Purchasing Subsidiary shall purchase, make payment for and accept the FHMS Indebtedness from Seller at the price and in the manner set forth in this Article 2. Neither FPA nor Purchasing Subsidiary shall have any recourse against Seller as a result of any default by FHMS under the FHMS Indebtedness, including any default resulting from FHMS's failure to make any payment of principal or interest or any other payment under the FHMS Indebtedness when due.

    2.5  FHMS Indebtedness Purchase Price.  Upon the terms and subject to the
         --------------------------------
conditions set forth herein, Purchasing Subsidiary shall deliver to Seller at the Closing in exchange for the sale, transfer, assignment, conveyance and delivery of the FHMS Indebtedness, without recourse, a promissory note (the "FHMS Indebtedness Purchase Price") in a principal amount equal to the amount
- ----------------------------------
of FHMS Indebtedness shown on FHMS's pro forma balance sheet as of the Closing Date (subject to adjustment following the Closing Audit), which promissory note will be consolidated, at the Closing, into the Consolidated Note.

    2.6  Transfer Taxes and Fees.  Seller shall be responsible for any
         -----------------------
applicable documentary, use, filing, sales, transfer and other taxes or fees due or payable as a result of the conveyance, assignment, transfer or delivery of the FHMS Shares by Seller.


                                   ARTICLE 3

        APPOINTMENT OF DESIGNEE - SALE AND PURCHASE OF HOLDING COMPANY
        --------------------------------------------------------------
                               SHARES AND NOTES
                               ----------------

    3.1  Appointment of Purchasing Shareholder as Designee.  On the basis of the
         -------------------------------------------------
representations and warranties of the parties and subject to the terms and conditions hereinafter set forth and in consideration for the sum of $15,000 (the "Designee Consideration") payable to Seller by or on behalf of Purchasing
      ----------------------
Shareholder by wire transfer at the Closing, at the Closing, Seller shall appoint Purchasing Shareholder Designee under the Share Ownership Agreement and shall so notify Selling Shareholder and the agent (the "Agent") under the Share
                                                        -----
Ownership Agreement.

    3.2  Description of Shares and Notes.  The shares of Holding Company to be
         -------------------------------
sold pursuant to the Option (the "Holding Company Shares") shall consist of all
                                  ----------------------
of the issued and outstanding capital stock of Holding Company and are described in Schedule 3.2. The promissory notes and other indebtedness of
             ------------
Holding Company and its subsidiaries to be sold pursuant hereto   shall consist
of the line items "Inter-Company Payable," "Notes Payable, FHC" and "Claims Payable" (the "Holding Company Indebtedness") in the amounts shown on Holding
               ----------------------------
Company's consolidated balance sheet as of the Closing Date. For reference purposes only, the aggregate amount of such items, when combined with the aggregate amount of the FHMS Indebtedness is estimated to be Seventy Nine Million Five Hundred Thousand Dollars ($79,500,000) as of June 30, 1996.

    3.3  Exercise of Option.  On the basis of the representations and warranties
         ------------------
of the parties and subject to the terms and conditions hereinafter set forth, at the Closing, Purchasing Shareholder shall exercise the Option and Selling

Shareholder shall sell, assign, transfer and deliver the Holding Company Shares to Purchasing Shareholder and Purchasing Shareholder shall purchase, make payment for and accept the Holding Company Shares from Selling Shareholder at the price and in the manner set forth in the Share Ownership Agreement.

    3.4  Sale of Holding Company Indebtedness by Seller.    On the basis of the
         ----------------------------------------------
representations and warranties of the parties and subject to the terms and conditions hereinafter set forth, at the Closing, Seller shall sell, assign, transfer and deliver the Holding Company Indebtedness to Purchasing Subsidiary, without recourse, and Purchasing Subsidiary shall purchase, make payment for and accept the Holding Company Indebtedness from Seller at the price and in the manner set forth in this Article 3. Neither FPA nor Purchasing Subsidiary shall have any recourse against Seller as a result of any default by Holding Company or any of its subsidiaries under the Holding Company Indebtedness, including any default resulting from a failure to make any payment of principal or interest under the Holding Company Indebtedness when due.

    3.5  Holding Company Indebtedness Purchase Price.  Upon the terms and
         -------------------------------------------
subject to the conditions set forth herein, Purchasing Subsidiary shall deliver to Seller at the Closing in exchange for the sale, transfer, assignment, conveyance and delivery of the Holding Company Indebtedness, without recourse, a promissory note (the "Holding Company Indebtedness Purchase Price") in a
                      -------------------------------------------
principal amount equal to the amount of the Holding Company Indebtedness shown on Holding Company's pro forma consolidated balance sheet as of the Closing Date (subject to adjustment following the Closing Audit), which promissory note will be consolidated, at the Closing, into the Consolidated Note.


                                   ARTICLE 4

                                    CLOSING
                                    -------

    4.1  Closing.  The Closing of the transactions contemplated herein (the
         -------
"Closing") shall be held at 9:00 a.m. local time at the  San Francisco office of
 -------
Pillsbury Madison & Sutro on the third business day after the conditions to closing set forth in Articles 8 and 9 hereof are satisfied or waived (the

"Closing Date"),  unless the parties hereto otherwise agree.
 ------------

    4.2  Conveyances at Closing.
         ----------------------

         (a) Cash Payment. At the Closing, FPA shall deliver the Cash Payment to
             ------------
    Seller in accordance with Section 2.3(a)(i).
                              -----------------

         (b) Share Consideration.  At the Closing, FPA shall issue to Seller a
             -------------------
    stock certificate representing the Share Consideration, in accordance with

    Section 2.3(a)(ii)
    ------------------
    together with any cash payable in lieu of fractional shares pursuant to

    Section 2.3(b).
    --------------

         (c) Bridge Note.  At the Closing, FPA shall execute and deliver to
             -----------
    Seller the Bridge Note.

         (d)  Consolidated Note.  At the Closing, Purchasing Subsidiary shall
              -----------------
    execute and deliver to Seller a promissory note (the "Consolidated Note") in aggregate principal amount equal to the sum of the FHMS Indebtedness Purchase Price, the Holding Company Indebtedness Purchase Price (both of which amounts are subject to adjustment following the Closing Audit) and the Note Consideration, containing the terms set forth in the term sheet attached as Exhibit E hereto and otherwise in form and substance reasonably satisfactory to the parties hereto.

         (e) Option Exercise.  At the Closing, Purchasing Shareholder shall
             ---------------
    exercise the Option and deliver or cause to be delivered to the Agent under the Share Ownership Agreement, the price of such Option as set forth therein.

         (f) Holding Company Share Certificate.  At the Closing and upon the
             ---------------------------------
    exercise of the Option, the Agent under the Share Ownership Agreement shall deliver to Purchasing Shareholder a stock certificate representing the Holding Company Shares, accompanied by an appropriate stock assignment, which stock certificate shall be immediately delivered to Seller, together with an appropriate stock assignment, by Purchasing Shareholder pursuant to the Pledge Agreement. The Holding Company Shares shall be delivered free and clear of all Encumbrances, other than (i) Encumbrances created by the registration requirements of the Securities Act of 1933, as amended and (ii) Encumbrances contemplated hereby or by the Related Agreements.

         (g)  FHMS Share Certificate.  At the Closing, Seller shall deliver to
              ----------------------
    Purchasing Subsidiary, a stock certificate representing the FHMS Shares, accompanied by an appropriate stock assignment, which stock certificate shall be immediately redelivered to Seller, together with an appropriate stock assignment, by Purchasing Subsidiary pursuant to the Pledge Agreement. The FHMS Shares shall be delivered free and clear of all Encumbrances, other than (i) Encumbrances created by the registration requirements of the Securities Act of 1933, as amended and (ii) Encumbrances contemplated hereby or by the Related Agreements.

         (h) Certificates; Opinions; Closing Conditions.  FPA, Purchasing
             ------------------------------------------
    Shareholder, Seller and Selling Shareholder shall deliver the agreements, certificates, opinions of counsel and other items described in Articles 8
                                                                   ----------
    and 9.
        -

                                     ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

    Seller hereby represents and warrants to FPA as follows:

    5.1  Organization.  FHMS is a corporation and each of Holding Company and
         ------------
each of its subsidiaries is a professional corporation, duly organized, validly existing and in good standing under the laws of its respective state of incorporation and is duly qualified and in good standing as a foreign corporation in any state other than its state of incorporation where its business requires that it be so qualified, with all requisite power and authority to own, lease and operate its respective properties and to carry on its respective Business as now being conducted.

    5.2  Authorization.  Each of Seller and Selling Shareholder has full power
         -------------
and authority to enter into and perform this Agreement, the Related Agreements and the other agreements and documents contemplated by this Agreement to which it is a party and to carry out the transactions contemplated by this Agreement
and such other agreements.  Each of this Agreement and the   Share Ownership
Agreement has been duly and validly executed and delivered by each of Seller and Selling Shareholder, and constitutes and upon the execution and delivery by each of Seller and Selling Shareholder of the Related Agreements to which it is a party such Related Agreements will constitute, the legally valid and binding obligation of each of them, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and general principles of equity.

    5.3  No Material Adverse Change.  Except as listed on Schedule 5.3, since
         --------------------------                       ------------
the Financial Statement Date, there has not been any Material Adverse Change in either of the Businesses.

    5.4  Leased Real Property.  Schedule 5.4 contains a complete and accurate
         --------------------   ------------
list of all Leased Real Property. With respect to such Leased Real Property, each of FHMS, Holding Company and Holding Company's subsidiaries has in all material respects performed all the respective obligations required to be performed by it with respect to the Leased Real Property as lessee under the leases of such property. Notwithstanding the foregoing, this representation shall not be deemed to be untrue in any material respect as of the Closing Date solely because any Expiring Contract has expired in accordance with its terms or has been renegotiated by FHMS, Holding Company or any of Holding Company's subsidiaries in consultation with FPA or in accordance with Section 9.14 (Pre-
                                                            ------------  ----
Closing Transactions).
- --------------------

    5.5  Contracts and Commitments.  (a)  Schedule 5.5 contains a true and
         -------------------------        ------------
complete list of each of the following Contracts (the "Material Contracts") to
                                                       ------------------
which FHMS, Holding Company, or any of Holding Company's subsidiaries is a party:

              (i) all Contracts (excluding Employee Benefit Plans and Contracts which can be terminated at will without subjecting FHMS, Holding Company or any of Holding Company's Subsidiaries to cost or penalty) providing for a commitment for employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee;

              (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of FHMS, Holding Company or any of Holding Company's subsidiaries to engage in any business activity or compete with any Person in connection with their respective Businesses or prohibiting or materially limiting the ability of any Person to compete with FHMS, Holding Company or any of Holding Company's subsidiaries in connection with either of the Businesses;

              (iii) all material partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with either of the Businesses;

              (iv) all Contracts relating to the future disposition or acquisition of any assets material to either of the Businesses, other than dispositions or acquisitions in the Ordinary Course of business;

              (v) all other Contracts (other than Employee Benefit Plans, the Real Property Leases and Insurance Policies) with respect to either of the Businesses that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to FHMS, Holding Company or any of Holding Company's subsidiaries of more than $100,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to FHMS, Holding Company or any of Holding Company's subsidiaries.

         (b) There is no default or event that with notice or lapse of time, or both, would constitute a default by FHMS, Holding Company or any of Holding Company's subsidiaries under any of the Material Contracts to which it is a party. To Seller's knowledge, neither FHMS, Holding Company nor any of Holding Company's subsidiaries has received written notice of a default under any Material Contract by any other party thereto. Each of the Material Contracts is enforceable against FHMS, Holding Company or one of Holding Company's subsidiaries, as the case may be, in accordance with its terms, except as such enforceability may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws relating to rights of creditors. Neither FHMS, Holding Company nor any of Holding Company's subsidiaries has received notice that any party to any of the Material Contracts intends to cancel or terminate any of the Material Contracts or to exercise or not exercise any options under any of the Material Contracts. Notwithstanding the foregoing, this representation shall not be deemed to be untrue in any material respect as of the Closing Date solely because any Expiring Contract has expired in accordance with its terms or has been renegotiated by FHMS, Holding Company or any of Holding Company's subsidiaries in consultation with FPA or in accordance with Section 9.14
                                                                ------------
    (Pre-Closing Transactions).
     ------------------------

    5.6  Permits and Governmental Filings.
         --------------------------------

         (a) Permits.  To Seller's knowledge, Schedule 5.6(a) sets forth a
             -------                          ---------------
    complete and accurate list of all material Permits which constitute all material Permits required to conduct the Businesses as now being conducted. No notice or warning from any authority with respect to the suspension, revocation, or termination of any material Permit has been received by Seller, FHMS, Holding Company or Selling Shareholder. Seller has caused FHMS to deliver or Selling Shareholder has caused Holding Company to deliver to FPA true, correct and complete copies of all Permits requested by FPA.

         (b) Filings.  Except as disclosed on Schedule 5.6(b) hereto, no notice
             -------                          ---------------
    to, declaration, filing or registration with, or Permit from, any Governmental Authority is required to be made or obtained by FHMS, Holding Company or any of Holding Company's subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the Related Agreements, except for any such notices, declarations, filings, registrations or Permits the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect on either of the Businesses.

         (c) Certain Approvals.  FHCA has been consulted regarding the current
             -----------------
    medical director of FHMG in accordance with Section 2.1(h) of the Professional Provider Agreement (the "FHMG Agreement") currently in effect
                                          --------------
    between FHCA and FHMG. FHCA acknowledges receipt of copies of the written agreements pursuant to which Provider Risk Services (as defined in the FHMG Agreement) are rendered in accordance with Section 2.8 of the FHMG Agreement.

    5.7  No Conflict or Violation.  None of the execution, delivery and
         ------------------------
performance of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Seller and Selling Shareholder with any of the provisions hereof, will (i) violate or conflict with any provision of the Articles or Certificate of Incorporation or Bylaws of FHMS or Holding Company or any of Holding Company's subsidiaries, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any material asset of FHMS, Holding Company or any of Holding Company's subsidiaries under, any of the terms, conditions or provisions of any Contract to which FHMS, Holding Company or any of Holding Company's subsidiaries is a party except for violations, conflicts, breaches, defaults, terminations, accelerations, rights of termination or acceleration, or Encumbrances that would not reasonably be expected to have a Material Adverse Effect on either of the Businesses or (iii) to Seller's knowledge, violate any Laws the violation of which would reasonably be expected to have a Material Adverse Effect on either of the Businesses.

    5.8  Financial Statements.  The Financial Statements (i) are in accordance
         --------------------
with the books and records of FHMS, Holding Company and Holding Company's subsidiaries, as appropriate, and (ii) fairly and accurately present the assets and liabilities of the Businesses indicated therein as of the dates thereof.

    5.9  Litigation.  Except as disclosed on Schedule 5.9, as of the date hereof
         ----------                          ------------
there are no suits, labor disputes or other litigation or proceedings ("Actions") pending or, to Seller's knowledge, threatened in writing against
  -------
FHMS or Holding Company or any of Holding Company's subsidiaries, with respect to their respective Businesses, other than Actions that would not reasonably be expected to have a Material Adverse Effect on either of the Businesses.

    5.10 Compensation.  Schedule 5.10 contains a true and complete list of all
         ------------   -------------
employees of FHMS, Holding Company or any of Holding Company's subsidiaries (each, an "Employee") specifying their names, job designations, dates of hire
           --------
and rates of compensation.

    5.11 Compliance with Laws.  FHMS's Business is in compliance with all Laws
         --------------------
relating to FHMS's Business, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on FHMS's Business and Holding Company's Business is in compliance with all Laws relating to Holding Company's Business, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Holding Company's Business.

    5.12 Employee Benefits Matters.
         -------------------------

         (a) Except as set forth on Schedule 5.12, neither FHMS, Holding Company
                                    -------------
    nor any of Holding Company's subsidiaries is a party to and none participates in or has any liability or contingent liability with respect to:

              (i) any "employment benefit plan" (as that term is defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));
                   -----

              (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom, informal understanding or otherwise, which does not constitute an employee benefit plan; or

              (iii) any employment agreement not terminable upon thirty (30) days' or less written notice without further liability;

provided, however, that nothing in this paragraph (a) shall require that
- --------  -------
Schedule 5.12 include any plans, arrangements or agreements unless either (i)
- -------------
the plan, arrangement or agreement has been extended to persons because they have performed or will perform services for FHMS, Holding Company or any of Holding Company's subsidiaries or (ii) FPA may have any liability or contingent liability with respect to such plan, arrangement or agreement as a result of the execution of this Agreement or the transactions contemplated by this Agreement.

         (b) A true and correct copy of each of the plans, arrangements or agreements listed on Schedule 5.12 (the "Employee Benefit Plans") and all
                         -------------       ----------------------
    contracts relating thereto or the funding thereof, each as in effect on the date hereof, have been or will be made available to FPA by FHMS or Holding Company, as appropriate on or before July 15, 1996.

         (c) Except as set forth on Schedule 5.12, none of the Employee Benefit
                                    -------------
    Plans is a multiemployer plan (as defined in Section 3(37) of ERISA).

         (d) Except as set forth on Schedule 5.12, each Employee Benefit Plan
                                    -------------
    complies, in form and in operation in all material respects, with all applicable requirements of any Laws, including, to the extent applicable, Sections 401(a) and 501(a) of the Code, and, to Seller's knowledge, no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply in all material respects with such requirements.

         (e) Except as set forth on Schedule 5.12, neither FHMS, Holding Company
                                    -------------
    nor any of Holding Company's subsidiaries has any liability or contingent liability with respect to its respective Business to provide medical, dental, life, accidental death and dismemberment, or long-term disability benefits from its general assets (other than to pay insurance premiums) and, with respect to each Employee Benefit Plan, all required contributions including premium payments, have been paid.

         (f) Except as set forth on Schedule 5.12, neither FHMS, Holding Company
                                    -------------
    nor any of Holding Company's subsidiaries has any liability or contingent liability, under any Employee Benefit Plan or otherwise, for any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title 1 of ERISA and Section 4980B of the Code.

         (g) Except as set forth on Schedule 5.12, with respect to any Employee
                                    -------------
    Benefit Plan with respect to which FPA is assuming liabilities pursuant to

    Section 7.5 or from which assets and liabilities will be transferred to an
    -----------
    employee benefit plan of FPA (or its Affiliates):

              (i) in the case of any such Employee Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), there have been no amendments thereto which are not the subject of a favorable determination letter issued with respect thereto by the IRS and no event has occurred which will or could give rise to disqualification of any such plan under such Sections or to a Tax under
         Section 511 of the Code;

              (ii) there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Employee Benefit Plan;

              (iii) there have been no acts or omissions by FHMS, Holding Company or their respective Affiliates with respect to such Employee Benefit Plan which have given rise to or may give rise to fines, penalties, Taxes or related charges under Section 502 of ERISA or Chapters 43, 47 or 68 of the Code;

              (iv) none of the payments contemplated under such Employee Benefit Plan would, in the aggregate, constitute excess parachute payments (as defined in

         Section 280G of the Code (without regard to subsection (b)(4) thereof));

              (v) there are no Actions (other than routine claims for benefits) pending or to Seller's knowledge threatened in writing involving any such Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such Actions (other than routine claims for benefits); and

              (vi) with respect to any such Employee Benefit Plan which is subject to Title IV of ERISA:

                   i. there has been no reportable event (as described in Section 4043 of ERISA);

                   ii.  no steps have been taken to terminate any such plan;

                   iii. there has been no withdrawal (within the meaning of Section 4063 of ERISA) of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA);

                   iv. no event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan; and

                   v. if each such plan were terminated immediately after the Closing, there would be no unfunded liabilities with respect to any such plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation.

    5.13 Insurance.  Schedule 5.13 lists all policies of fire, liability, life
         ---------   -------------
and employee health, environmental, medical malpractice, workers' compensation and other forms of insurance currently held and maintained by FHMS, Holding Company, or any of Holding Company's subsidiaries (the "Insurance Policies").
                                                        ------------------
Seller believes that such Insurance Policies are commercially reasonable in amount and coverage. All of the Insurance Policies are in full force and effect, all billed premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will have been paid on or prior to the Closing Date and no written notice of cancellation or termination has been received with respect to any such Policy, except for failures to pay or cancelations or terminations which would not reasonably be expected to have a Material Adverse Effect on FHMS's or Holdings Company's Business.

    5.14 No Undisclosed Liabilities.  Except as disclosed on Schedule 5.14, or
         --------------------------                          -------------
elsewhere in the Disclosure Schedule, since the Financial Statement Date (i) FHMS has not incurred any Liability material to FHMS's Business (ii) neither Holding Company nor any subsidiary of Holding Company has incurred any Liability material to Holding Company's Business, in each case other than in the Ordinary Course.

    5.15 Capital Structure.
         -----------------

         (a) The issued and outstanding FHMS Shares are held directly by Seller in the amount set forth on Schedule 2.1 hereto and represent all of the
                               ------------
    outstanding capital stock of FHMS. The issued and outstanding Holding Company Shares are held directly by Selling Shareholder in the amount set forth on Schedule 3.2 hereto and represent all of the outstanding capital
             ------------
    stock of Holding Company.

         (b) All of the outstanding Holding Company Shares and FHMS Shares (i) were issued in compliance with applicable federal and state securities laws,
    (ii) are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the respective issuer of such shares or any agreement to which Seller, FHMS, Selling Shareholder or Holding Company is bound and (iii) are not subject to any options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in Holding Company or FHMS, respectively, except that all of the Holding Company Shares are subject to the Option and except as set forth on Schedule
                                                                        --------
    5.15.  The Holding Company Shares are wholly owned by Selling Shareholder
    ----
    free and clear of all Encumbrances except for the Option and as set forth on

    Schedule 5.15 and the FHMS Shares are wholly owned by Seller free and clear
    -------------
    of all Encumbrances except as set forth on Schedule 5.15.
                                               -------------

         (c) Except as set forth on Schedule 5.15, there are no voting trusts,
                                    -------------
    registration rights, proxies, shareholder agreements or other agreements or understandings with respect to the Holding Company Shares or the FHMS Shares.

    5.16 Real Property. Neither Holding Company nor any of Holding Company's
         -------------
subsidiaries owns any real property in fee. As of the Closing Date, FHMS will not own any real property in fee.

    5.17 Taxes.  Each of FHMS and Holding Company has duly filed or caused to be
         -----
filed with the appropriate Governmental Authority all tax returns and reports required to be filed (subject to permitted extensions or amendments applicable to such filings) with respect to their respective Businesses at or prior to the Closing Date for all periods up to and including the Closing Date and will timely file subsequent to the Closing Date such tax returns as shall be due thereafter for periods up to and including the Closing Date and Seller shall be entitled to all the benefits, including any net operating losses, and be responsible for all the obligations of, such tax returns (which returns are or will be accurate and complete), and shall have paid all Taxes shown to have become due pursuant to such tax returns and will continue to pay such Taxes for periods ending on or before the Closing Date. FPA and Purchasing Shareholder shall join and cause Holding Company and FHMS to join, Seller and Selling Shareholder, as the case may be, in filing or amending any such tax returns, if required, at no out-of-pocket expense to FPA and Purchasing Shareholder.
Neither FHMS, Holding Company nor any of Holding Company's subsidiaries is a party to any pending action or proceeding, nor, to the knowledge of Seller, is any such action or proceeding threatened in writing by any Governmental Authority against FHMS, Holding Company or any of Holding Company's subsidiaries for the assessment or collection of Taxes. Since the Financial Statement Date, no liability for Taxes has been incurred by FHMS, Holding Company or any of Holding Company's subsidiaries other than in the Ordinary Course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent.

    5.18 Proprietary Rights.  Each of Holding Company and Holding Company's
         ------------------
Subsidiaries owns or licenses all trademarks, trade or fictitious names, copyrights and proprietary know-how necessary or material to their respective Businesses as currently conducted.

    5.19 Subsidiaries.  Neither of FHMS nor Holding Company owns, directly or
         ------------
indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity except as set forth on Schedule 5.19 hereto.
   -------------

    5.20 Accounts Receivable.  All accounts receivable of FHMS, FHMG and TDMC
         -------------------
shown on the Financial Statements and all accounts receivable arising after the Financial Statement Date, arose from transactions in the Ordinary Course and have been collected or to Seller's knowledge, are collectible in at least their aggregate recorded amounts, net of any applicable reserve.

    5.21 Brokers.  Other than Bear, Stearns & Co., Inc. which has acted on
         -------
behalf of Seller and its Affiliates in connection with the transactions contemplated hereby, and whose commissions, fees and expenses are the sole responsibility of Seller, no Person has acted on behalf of Seller in connection with the transactions contemplated hereby in such a way as to give rise to a valid claim against FPA or its Affiliates for brokerage commissions, or finders' or similar fees.

    5.22 Certain Real Estate and Legal Matters.  All references to the "Care
         -------------------------------------
Centers" in this Section 5.22 shall mean the real estate constituting the Care
                 ------------
Centers only and shall not refer to any business operations or services conducted on or from the Care Centers. Schedule 1.1(a) attached hereto contains
                                        ---------------
a complete list of all Care Centers and indicates which Care Centers are owned, are leased from a third party or are leased under the May

25, 1995 Tax Retention Operating Lease (the "TROL") between FHMS and First Security Bank of Utah, N.A., as trustee under the FH Trust 1995-1 (the "TROL Lessor").

         (a) Seller has no knowledge, and Seller has received no notice to the contrary, of any plan, study or effort of governmental authorities which could reasonably and materially and adversely affect the use of any of the Care Centers or could reasonably result in any charge being levied against, or any lien assessed upon, any of the Care Centers (other than usual and customary real property taxes and assessments for amounts not yet delinquent). Seller has no knowledge of any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to any of the Care Centers.

         (b) No notices of violation of laws or governmental regulations relating to any of the Care Centers have been received by Seller. To the best of Seller's knowledge, the improvements to the Care Centers were constructed in all material respects in accordance with all plans, specifications, drawings and permits applicable thereto and are permitted, conforming structures under applicable laws and ordinances in effect at the time of construction.

         (c) There is no pending proceeding in eminent domain or any action to quiet title, which reasonably could materially and adversely affect any of the Care Centers, nor does Seller know of the existence of any threatened proceedings or of the existence of any facts which might give rise to such action or proceeding.

         (d) Seller has received all occupancy permits or similar permits necessary to occupy the Care Centers as they are currently being used and operated by Seller.

         (e) Except for those pending sales and assignments of Care Centers and interests therein as set forth on attached Schedule 5.22(e) (collectively,
                                               ----------------
    the "Pending Transfers"), Seller has not entered into any other contracts for the sale of the Care Centers nor do there exist any rights of first offer or first refusal or options to purchase any of the Care Centers. The execution of final documentation and/or closing of any or all of the Pending Transfers shall not affect the terms or conditions of this Agreement).

         (f) Seller has no knowledge, and Seller has received no written notice to the contrary, of any special assessments which will result from work, activities or improvements done to the Care Centers by Seller or by any tenants or other parties, except as disclosed in title documents delivered by Seller to Purchasing Subsidiary or otherwise examined by or available to Purchasing Subsidiary.

    (g) As of the above date, to the best of Seller's knowledge, the Care Centers are not in violation of any federal, state or local law, ordinance or regulation promulgated thereunder relating to industrial hygiene or to the environmental conditions on, under or about the Care Centers including, but not limited to, all improvements, facilities, structures and equipment
    thereon, and the soil and groundwater thereunder.   During the time in which
    Seller's Affiliates owned the Care Centers (each, an "Owner"), neither the
                                                          -----
    Owner nor, to the best of Seller's knowledge, any third party has used, released, generated, manufactured, or produced on, under or about the Care Centers, or transported to or from the Care Centers, any flammable explosives, radioactive materials, hazardous wastes or substances, polychlorinated biphenyls or similar materials that are dangerous to the public health (collectively, "Hazardous Materials") in violation of statutes, ordinances or regulations that govern the use and/or disposal of Hazardous Materials (collectively, "Environmental Laws").

         (h) Each of the Care Centers is connected to and served by water, sewage disposal, drainage, telephone, gas, electricity and other utility equipment facilities and services required by law, or, to the best of Seller's knowledge, are reasonably adequate for the present use and operation of the Care Centers and which are installed and connected pursuant to valid permits required at the time of construction of the Care Center or installation of the utility.

         (i) To the best of Seller's knowledge, there are no physical or mechanical defects or deficiencies in the condition of the Care Centers that would result in the revocation of any required building or occupancy permit.

         (j) The Owners have not received any notices from any insurance company of any defects or inadequacies in the Care Centers.

         (k) To the best of Seller's knowledge, there are no storage or other tanks or containers, or wells or other improvements below the surface of the Care Centers in violation of any Environmental Laws or in violation of statutes, ordinances and/or regulation governing the installation, use, sealing or removal of such storage tanks. The Owners did not install any underground storage tanks under any of the Care Centers.

         (l) Except for the leases and subleases of the Care Centers currently in effect and disclosed or made available for inspection by Seller (the "Leases"), there are no oral or written leases, subleases, occupancies, or tenancies in effect pertaining to the Care Centers.

         (m) Copies of the Leases, title documents, environmental reports and
    similar real estate related documents which have been given to   Purchasing
    Subsidiary by Seller are true and correct copies thereof in all material respects.

         (n) The Owners have received no written notice from any of the tenants of any of the Care Centers informing the Owners of any material defects in the structure or mechanical systems of any of the Care Centers that would adversely affect use and occupancy of the Care Centers.

         (o) With respect of each of the Leases, except as may be otherwise set forth in the Leases, in the rent roll for the respective Care Centers provided by Seller to Purchasing Subsidiary, in documentation or information provided to or available to Purchasing Subsidiary during the normal course of Purchasing Subsidiary's due diligence, the following information is true and correct: (a) each of the Leases is in full force and effect according to the terms set forth therein and has not been further modified, amended, extended or assigned by Seller, in writing or otherwise; (b) all obligations of each Owner, as landlord under the Leases, which have accrued prior to Closing will be performed in all material respects and, to Seller's best knowledge, no tenant has asserted or has any defense to, or any offsets, abatements, concessions, claims against, any rent payable by it after the date hereof, or any calculation of rent, or the performance of any other obligations under such tenant's respective Lease; (c) to the best of Seller's knowledge, no tenant is in default under or in arrears in the payment of any sum payable or in the performance of any obligation required of it under its Lease, including but not limited to all rent, taxes, assessments, repairs and maintenance charges, insurance premiums, utilities or other charges or expenses, and, to the best of Seller's knowledge, no tenant has prepaid any rent or other charges; (d) to Seller's best knowledge, no tenant is unable to perform any or all of its obligations under its Lease, whether for financial or legal reasons or otherwise; (e) to Seller's best knowledge, no guarantor or any assignor under any of the Leases has been released or discharged from any obligation under or in connection with any of the Leases; (f) Seller has not applied any security deposit from a tenant to rent or any other obligation due from any tenant without Purchasing Subsidiary's prior written consent; (g) all work required to be done by any Owner, as landlord under each such Lease, has been or by the Closing will be done or furnished unless otherwise agreed by the parties and no tenant is entitled to any additional work during the term of its Lease; (h) neither the Leases nor the rents nor any other amounts payable thereunder have been assigned, pledged or encumbered by Seller, except in connection with existing indebtedness disclosed by Seller to Purchasing Subsidiary; and (i)

    Seller has not received from any tenant written notice of any presently pending dispute regarding the calculation of payment of rent, the terms of any Lease or any alleged default by Seller, as lessor, under such Lease, or of any bankruptcy, receivership, custodianship, reorganization, insolvency, assignment for benefit of creditors or other proceeding of a similar nature respecting any tenant, any Lease or the Care Centers.

         (p) Seller is not now nor at Closing will be a "foreign person" as defined in Internal Revenue Code section 1445.

         (q) To the best of Seller's knowledge, the Leases, environmental reports, title documents, rent rolls and other documents delivered by Seller to Purchasing Subsidiary or otherwise made available to Purchasing Subsidiary by Seller do not contain any false information that could, if relied upon, materially affect Purchasing Subsidiary's decision to purchase the Care Centers.

         (r) Except for the Pending Transfers and as otherwise disclosed to Purchasing Subsidiary, neither the respective Owner's interest in the Leases, nor any of the rentals due or to become due under the Leases, has been or will be assigned prior to the Closing.

         (s) No leasing or brokerage fees or commissions of any nature whatsoever is now due or shall become due or owing by any Owner to any third party after the Closing under the existing provisions of any of the Leases.

         (t) Subject to the Pending Transfers and clause (u), below, Seller agrees to cause the Owners to continue to cause the Care Centers to be managed and maintained, reasonable wear and tear excepted, in the ordinary and usual course of business prior to the Closing; provided, however, Seller and the Owners shall not, without the prior written consent of Purchasing Subsidiary, convey any interest in the Care Centers or subject the Care Centers to any additional liens, encumbrances, covenants, conditions, easements, or rights of way adversely affecting the Care Centers or enter into any contracts, other than contracts terminable upon no less than thirty days prior notice.

         (u) The Owners will not hereafter modify, cancel, extend or otherwise change any of the terms, covenants, or conditions of the Leases, enter into, renew or extend any Leases (other than (i) documentation regarding any of the Pending Transfers, and (ii) Leases or cancellation or modifications of Leases with any Affiliates of Seller or with any Affiliates of or providers to the Owners, which may be modified, amended or canceled in the sole and absolute discretion of the respective Owners at any time before the

    Closing) without the prior written consent of Purchasing Subsidiary, which shall not be unreasonably withheld. If Purchasing Subsidiary does not disapprove any written request of Seller under this subparagraph within ten
    (10) days of such request, Purchasing Subsidiary shall be deemed to have approved such request.

         (v) To the extent insured as to the date of this Agreement, the respective Owners shall, at their sole cost and expense, will keep in full force all existing insurance policies affecting the Care Centers or any portion thereof through the Closing.

    Purchasing Subsidiary acknowledges that the assignment or subletting, as applicable of the Leases (collectively, the "Assignments") may require the written consent of the landlords or sublandlords (collectively, the "Landlords"). Seller shall solicit the Landlords' consent to the Assignments as soon as possible after the Closing. Notwithstanding the foregoing, Purchasing Subsidiary acknowledges that the Closing may occur notwithstanding the inability or failure to obtain the required consent of each of the Landlords, and Purchasing Subsidiary shall (i) waive any claims, actions, demands, causes of action, liabilities, judgments, costs and expenses (collectively, "Claims") Purchasing Subsidiary may incur as a result of the inability to obtain consent to the Assignments, and (ii) indemnify, defend and hold Seller harmless from and against any and all Claims that Purchasing Subsidiary may incur as a result of proceeding with the Assignments without the consent of each of the Landlords.

    Seller shall have no liability for any breach of any of the foregoing representations or warranties if Purchasing Subsidiary or Purchasing Subsidiary's agents, attorneys, or other representatives was either aware or through the exercise of reasonable diligence would have been aware of the facts to the contrary.


                                   ARTICLE 6

        REPRESENTATIONS AND WARRANTIES OF FPA AND PURCHASING SUBSIDIARY
        ---------------------------------------------------------------

    Each of FPA and Purchasing Subsidiary hereby jointly and severally represents and warrants to Seller and Selling Shareholder as follows:

    6.1  Organization of FPA and Purchasing Subsidiary.  Each of FPA and
         ---------------------------------------------
Purchasing Subsidiary is a corporation and Purchasing Shareholder is a professional corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in any state other than its state of incorporation where its business requires that it be so qualified, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is qualified to do business as a foreign corporation in the States of California and Arizona.

    6.2  Authorization.  Each of FPA, Purchasing Subsidiary and Purchasing
         -------------
Shareholder has full power, authority and capacity to enter into and perform this Agreement, the Related Agreements and the other agreements and documents contemplated by this Agreement to which it is a party and to carry out the transactions contemplated by this Agreement and such other agreements. This Agreement has been duly and validly executed and delivered by each of FPA, Purchasing Subsidiary and Purchasing Shareholder and constitutes and upon the execution and delivery by each of FPA, Purchasing Subsidiary and Purchasing Shareholder of the Related Agreements to which it is a party such Related Agreements will constitute, the legally valid and binding obligation of each of them, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and general principles of equity.

    6.3  No Conflict or Violation.  None of the execution, delivery and
         ------------------------
performance of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by FPA, Purchasing Subsidiary and Purchasing Shareholder with any of the provisions hereof, will (i) violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of FPA or Purchasing Subsidiary, (ii) except as set forth on Schedule 6.3, violate,
                                                      ------------
conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which FPA, Purchasing Subsidiary or Purchasing Shareholder is a party except for violations, conflicts, breaches, defaults, terminations, accelerations, rights of termination or acceleration, or Encumbrances that would not reasonably be expected to have a Material Adverse Effect on FPA or Purchasing Subsidiary or
(iii) to FPA's knowledge violate any Laws the violation of which could reasonably be expected to have a Material Adverse Effect on FPA or Purchasing Subsidiary.

    6.4  Permits and Governmental Filings.
         --------------------------------

         (a) Permits.  To FPA's knowledge, Schedule 6.4(a) sets forth a complete
             -------                       ---------------
    and accurate list of all material Permits which constitute all material Permits required to conduct the respective businesses of FPA and Purchasing Subsidiary as now being conducted. No notice or warning from any authority with respect to the suspension, revocation, or termination of any material Permit has been received by FPA. FPA has delivered to Seller true, correct and complete copies of all Permits requested by Seller.

         (b) Filings. Except as disclosed on Schedule 6.4(b) hereto, no notice
             -------                         ---------------
    to, declaration, filing or registration with, or Permit from, any governmental or regulatory body or authority is required to be made or obtained by FPA, Purchasing Subsidiary or Purchasing Shareholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the Related Agreements, except for any such notices, declarations, filings, registrations or Permits, the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect on FPA or Purchasing Subsidiary.

    6.5  Financial Statements.  The FPA Financial Statements, together with the
         --------------------
notes thereto (i) are in accordance with the books and records of FPA, (ii) fairly and accurately present the assets, liabilities and financial position of FPA as of the dates thereof and the results of operations for the periods then ended and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods presented.

    6.6  SEC Documents.  FPA (i) has provided to Seller and Selling Shareholder,
         -------------
a true and complete copy of FPA's Annual Report on Form 10-K (without exhibits) for the years ended December 31, 1994 and December 31, 1995, and Quarterly Report on Form 10-Q for the three (3) months ended March 31, 1996, and its definitive 1996 proxy statement filed by FPA with the SEC and (ii) will provide to Seller and Selling Shareholder all documents filed by FPA with the SEC at or prior to the Closing Date (collectively, with the documents listed in clause
(i), the "FPA SEC Documents").  As of their respective filing dates, FPA has
          -----------------
made all necessary filings with the Securities and Exchange Commission ("SEC")
                                                                         ---
required to be filed by it since October 20, 1994, the FPA SEC Documents comply or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the FPA SEC Documents contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent material statements in any of the foregoing are modified or superseded in accordance with applicable rules and regulations of the SEC by a subsequently filed FPA SEC Document delivered to the Shareholders prior to the date of this Agreement.

    6.7  No Material Adverse Change.  Except as listed on Schedule 6.7, or in a
         --------------------------                       ------------
FPA SEC Document since March 31, 1996, there has not been any Material Adverse Change in FPA.

    6.8  Compliance with Laws.  To FPA's knowledge, each of FPA, Purchasing
         --------------------
Subsidiary and Purchasing Shareholder is in compliance with all Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on FPA or Purchasing Subsidiary.

    6.9  Litigation.  Except as disclosed on Schedule 6.9, as of the date hereof
         ----------                          ------------
there are no Actions pending or threatened in writing against FPA, Purchasing Subsidiary or Purchasing Shareholder other than Actions that would not reasonably be expected to have a Material Adverse Effect on FPA or Purchasing Subsidiary.

    6.10 No Undisclosed Liabilities.  Except as disclosed on Schedule 6.10,
         --------------------------                          -------------
since March 31, 1996, FPA has not incurred any liability material to FPA other than in the Ordinary Course. Purchasing Subsidiary has no Liabilities other than pursuant to this Agreement and the Related Agreements and is not a party to any Contract other than this Agreement and the Related Agreements to which it is a party.

    6.11 Capital Structure.
         -----------------

         (a) The authorized capital stock of FPA consists of 98,000,000 shares of Common Stock $.001 par value, 2,000,000 shares of Preferred Stock $.002 par value, the number and classes of outstanding equity securities of FPA (including securities convertible or exercisable into or exchangeable for equity securities of FPA) are as listed on Schedule 6.11. The authorized
                                               -------------
    capital stock of Purchasing Subsidiary consists of 100 shares of common stock, $.01 par value.

         (b) All of the outstanding shares of capital stock of FPA and Purchasing Subsidiary (i) were issued in compliance with applicable federal and state securities laws and (ii) are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the respective issuer of such shares or any agreement to which FPA or Purchasing Subsidiary is a party or by which it is bound.

         (c) The shares of FPA Common will, when issued and delivered to the Seller in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, FPA's Certificate of Incorporation, Bylaws or any agreement to which FPA is a party or by which it is bound.

                                   ARTICLE 7

                          COVENANTS OF PARTIES HERETO
                          ---------------------------

    Seller, Selling Shareholder, FPA, Purchasing Subsidiary and Purchasing Shareholder each covenant with the other as follows:

    7.1  Further Assurances.  Upon the terms and subject to the conditions
         ------------------
contained herein, each of Seller, Selling Shareholder, FPA, Purchasing Subsidiary and Purchasing Shareholder agrees, both before and after the Closing,
(i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (iii) to cooperate with each other in connection with the foregoing, including using all reasonable efforts (A) to obtain all permits or licenses required to be obtained under any applicable Laws, (B) to effect all necessary registrations and filings, including submissions of information requested by governmental authorities, (C) to fulfill all conditions to this Agreement and (D) to consult with each other regarding renegotiation of any Expiring Contract. Seller, Selling Shareholder, FPA, Purchasing Subsidiary and Purchasing Shareholder will commence all action required under clause (A) above (including making all filings required under the HSR Act) as soon as reasonably practicable.

    7.2  No Solicitation.  From the date of this Agreement to the Closing Date
         ---------------
or earlier termination of this Agreement (the "Exclusivity Period"), neither
                                               ------------------
Seller nor Selling Shareholder will directly or indirectly make, entertain, solicit or encourage inquiries or proposals, enter into or conduct discussions, or negotiate or enter into an agreement with any party other than FPA, Purchasing Subsidiary and Purchasing Shareholder for the divestiture of FHMS or Holding Company, respectively, whether by way of an asset or stock sale, partnership, joint venture, merger, consolidation or other transaction (provided that the foregoing shall not limit or restrict restructuring or other changes by FHMS or Holding Company or any of Holding Company's subsidiaries).

    7.3  Inspections.  FPA, on the one hand, and Seller and Selling Shareholder,
         -----------
on the other, agree that, prior to the Closing, (i) FPA and its Representatives will have full access to such business, books, records, management and operations of FHMS, Holding Company and Holding Company's subsidiaries as may be reasonably required by FPA to evaluate the transactions contemplated by this Agreement and the Related Agreements provided, however, that nothing contained
                                     --------  -------
herein shall give FPA
or Purchasing Shareholder a right of access to the consolidated tax returns of Seller; and (ii) Seller and its Representatives will have full access to such business, books, records, management and operations of FPA and its Affiliates as may be reasonably required by Seller to evaluate the quality of healthcare services provided or to be provided by FPA or its affiliated medical groups.
FPA will exercise reasonable efforts to minimize interference with the Businesses and Seller will exercise reasonable efforts to minimize interference with FPA's business. Each of FPA and Seller further agrees to provide the other with reasonable notice before visiting the other's or its Affiliates' facilities or contacting the other's or its Affiliates' employees, practitioners or allied health professionals for the purpose of inspecting and conducting the due diligence contemplated by this Section 7.3.
                               -----------

    7.4  Conduct of Business.  Except as set forth in Schedule 7.4 or as
         -------------------                          ------------
specifically contemplated by this Agreement and the Related Agreements or requested by FPA in writing, from the date hereof until the Closing, Seller will cause FHMS to and Selling Shareholder will cause Holding Company to operate its respective Business in the Ordinary Course. In addition, from the date hereof through the Closing, (i) Seller will not permit FHMS and Selling Shareholder will not permit Holding Company or any of its Subsidiaries, except in the Ordinary Course, to sell, transfer or assign or acquire any asset material to its respective Business (materiality for this purpose being defined as $100,000) and (ii) Seller will not permit FHMS to and Selling Shareholder will not permit Holding Company or Holding Company's subsidiaries to, enter into any Contract other than in the Ordinary Course. In addition, Seller will not permit FHMS to and Selling Shareholder will not permit Holding Company or any of its subsidiaries to (i) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities or (ii) amend their respective Articles or Certificates of Incorporation or Bylaws, except as may be necessary or advisable in connection with the transactions contemplated hereby and by the Related Agreements.

    7.5  Employee Matters.
         ----------------

         (a) Employee Benefits Generally.  The employees of FHMS, Holding
             ---------------------------
    Company and Holding Company's subsidiaries who are retained by FPA or a subsidiary or Affiliate of FPA (including Purchasing Subsidiary) shall be referred to herein as the "Retained Employees." FPA shall provide each Retained Employee (and, to the extent applicable, the Retained Employee's respective eligible dependents) benefits which are substantially similar to those provided under the employee benefit plans applicable to similarly situated employees of FPA or its Affiliates. Without limiting the foregoing, FPA shall provide health coverage to each Retained Employee (and dependents) under a group health plan of FPA, shall waive any pre-existing condition exclusion that otherwise would apply, shall provide each Retained Employee (and dependent) with credit under the group health plan for any deductibles and co-payments paid during the coverage year with respect to the Retained Employee's (and dependent's) coverage prior to the Closing Date and shall provide such group health plan coverage as of the Closing Date. For purposes of determining eligibility to participate, vesting and benefit eligibility in any employee benefit plan of FPA, its subsidiaries or Affiliates, FPA shall give each Retained Employee full credit for the service credited to the Retained Employees under the Employee Benefit Plans. The preceding sentence does not require FPA to give any Retained Employee credit under its employee pension benefit plans for prior pension benefit accrual service under any Employee Benefit Plan.

         (b) Assumption of Liabilities.  Except as specifically provided in this
             -------------------------
    Section 7.5 or in Section 10.5(a), effective as of the Closing Date, FPA
    -----------       ---------------
    agrees that FHMS shall have all liability and responsibility of Seller with respect to employees or former employees of FHMS or with respect to employees or former employees of the Holding Company or the Holding Company's subsidiaries, provided, that such liabilities are shown in the pro forma consolidated balance sheet attached hereto as Schedule 1.1(b) (as may
                                                        ---------------
    be further described on Schedule 7.5(b)).  Seller and its subsidiaries and
                            ---------------
    Affiliates shall not retain any, and shall not be deemed to have retained any, of such liabilities or responsibilities.

         (c)  Seller's 401(k) Plan.
              --------------------

              (i) Effective as of the Closing Date and as soon as practicable thereafter, FPA shall cause FHMS to make all required contributions to be made to the Foundation Health Corporation Profit Sharing and 401(k) Plan (as amended and restated effective January 1, 1994) ("Seller's
                                                                    --------
         401(k) Plan") for each participating FHMS Employee.
         -----------

              (ii) Each FHMS Employee shall cease to participate in Seller's 401(k) Plan for periods after the Closing Date. As soon as practicable after the Closing Date, as more fully described below, Seller and FPA shall arrange for the transfer of Seller's 401(k) Plan accounts (the "Accounts") of the FHMS Employees who are participants in Seller's
         ---------
         401(k) Plan and who elect to make such transfer during the election period established by Seller. Such Accounts shall be valued as of the last business day before the transfer is effected from Seller's 401(k) Plan and shall be transferred to one or more defined contribution plans (within the meaning of Section 3(34) of ERISA) which is or are maintained by FPA, its subsidiaries or Affiliates for the benefit of eligible employees and which is or are qualified under Section 401(a) of the Code (collectively, "FPA's Savings Plans"). FPA, its subsidiaries and
                         -------------------
         Affiliates agree to cooperate with Seller, its subsidiaries and Affiliates in directing the trustee of any trust in which the assets of Seller's 401(k) Plan are invested to transfer to a new trustee or trustees or other funding agent or agents appointed by FPA or its Affiliates for FPA's Savings Plan, the amount of assets in the Accounts of the affected FHMS Employees participating in Seller's 401(k) Plan. Such transfer of assets of Seller's 401(k) Plan described above shall be made in cash or marketable securities. Such transfer of assets shall occur as soon as practicable after the last to occur of the receipt by Seller of FPA's (its subsidiary's or Affiliate's) certification that (i) FPA, its subsidiaries or Affiliates has established FPA's Savings Plans; (ii) FPA, its subsidiaries or Affiliates has received or requested a favorable determination letter for FPA's Savings Plans from the Internal Revenue Service, and (iii) FPA's Savings Plans provide that each participating FHMS Employee shall, immediately after the date of the transfer of assets in the Accounts as described above, have an accrued benefit under FPA's Savings Plans at least equal to the benefit accrued under Seller's 401(k) Plan immediately prior to such date. As of the transfer date, FPA shall become the plan sponsor with respect to the transferred Accounts of FHMS Employees and shall assume all obligations and Liabilities under all applicable Laws with respect to such Accounts.

         (d) Frozen 401(k) Plan.  Effective as of the Closing Date or as soon as
             ------------------
    practicable thereafter, Seller shall transfer in whole to FPA all of the assets and liabilities under the Thomas-Davis Medical Centers, P.C. Profit Sharing and 401(k) Plan and its related trust (the "Frozen 401(k) Plan").
                                                        ------------------
    As of the transfer date, FPA shall become the plan sponsor of the Frozen 401(k) Plan and shall assume all obligations and liability under all applicable Laws with respect to the Frozen 401(k) Plan.

         (e) SMART Choices Plan.  Effective as of the Closing Date and for the
             ------------------
    duration of the current coverage period, FPA shall establish a dependent care reimbursement account and a health care flexible spending account for FHMS Employees that continues benefits on the same terms as apply to the FHMS Employees under the Seller-sponsored SMART Choices Plan. In connection therewith, effective as of the Closing Date or as soon as practicable thereafter, Seller shall transfer to FPA account balances of FHMS Employees under the dependent care reimbursement account and the health care reimbursement account features of the Seller-sponsored SMART Choices Plan. Effective as of the Closing Date, with respect to such transferred accounts, FPA shall assume all obligations and Liabilities under all Applicable Laws.

         (f) Matching Contributions.  Effective as of the Closing Date, FPA
             ----------------------
    shall assume all obligations and Liabilities of Seller with respect to the October 31, 1994 letter agreement attached hereto as Exhibit A, regarding the provision of a 401(k) matching contribution of up to six percent (6%) of their compensation, with respect to certain employees of TDMC.

         (g) Cooperation of FPA and Seller.  FPA and Seller shall take all
             -----------------------------
    actions which they deem necessary or desirable to implement the provisions of this Section 7.5.
            -----------

         (h) Third Party Beneficiaries.  It is understood and agreed between FPA
             -------------------------
    and Seller that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation or employment are included for the sole benefit of the parties hereto and do not and shall not create any right in any other person, including, but not limited to, any Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

         (i) Action by FPA's Affiliates.  Any action required by FPA pursuant to
             --------------------------
    this Section 7.5 shall be deemed satisfied to the extent such action is
         -----------
    taken by an Affiliate of FPA.

    7.6  FPA's Covenant Not to Compete.
         -----------------------------

         (a) FPA's Prohibited Conduct.  Each of FPA and Purchasing Subsidiary
             ------------------------
    acknowledges and agrees that pursuant to the transactions contemplated hereby and due to the ongoing relationship among Seller, FHCA, Family and Senior Care, Inc., FHMG, TDMC, Purchasing Subsidiary and FPA contemplated hereby, by the Professional Group Provider Agreements and the other Related Agreements, FPA and its Affiliates will be receiving confidential and proprietary information concerning Seller, FHCA and their Affiliates and that the use of such information by FPA or its subsidiaries or Affiliates (including Purchasing Subsidiary) could result in serious economic detriment to Seller, FHCA and/or their Affiliates. Therefore, subject to the provisions of this Section 7.6, neither FPA nor any of its Affiliates
                       -----------
    (including Purchasing Subsidiary) shall seek to modify its respective Knox-Keene Act limited license so as to operate as a comprehensive health care service plan, or hold, acquire, or make any commitment to hold or acquire a controlling interest in, a comprehensive health plan, which offers insured, self-insured or prepaid health insurance products to individuals, to CHAMPUS, FEHBP, Medicare, Medicaid or other state or federal healthcare programs, to commercial groups or other sponsors of health care benefit plans in the Provider Service Area (as defined in addenda B, C and D to each Professional Group Provider Agreement) until the earlier of (i) the expiration of the Professional Group Provider Agreements by their own terms or (ii) the first anniversary of the date the Professional Group Provider Agreements terminate as a result of a breach of such agreements by FHCA (the "Non-Compete Period"). Without limiting the foregoing, the parties hereto
     ------------------
    understand and agree that FPA or an Affiliate of FPA is seeking a restricted health care service plan license from the California Department of Corporations in order to continue its operations as in effect on the date hereof and as of the Closing Date. Upon attainment of such license, FPA shall only utilize such license for the conduct of its business as currently conducted and shall not, either directly or indirectly, compete with Seller, FHCA or any of their respective Affiliates in the Provider Service Area during the Non-Compete Period by marketing or soliciting potential HMO enrollees as a direct contractor to employer groups, individuals or governmental entities. A termination of the Professional Group Provider Agreements due to a material breach thereof by FPA or an Affiliate of FPA shall not relieve FPA or its Affiliates from their obligations under this
    Section 7.6.
    -----------

         (b) Seller's Prohibited Conduct.  Subject to the provisions of this
             ---------------------------
    Section 7.6, until the earlier of (i) the date which is three (3) years from
    -----------
    the date hereof or (ii) the termination of a Professional Group Provider Agreement, Seller shall not (i) purchase any medical group if the FHCA linked lives to FHMG or TDMC which are provided services by the medical groups acquired during such period in a given Provider Service Area exceed five percent (5%) of the number of FHCA linked lives to FHMG or TDMC within such Provider Service Area or (ii) purchase any independent physicians association or medical group within a five mile radius of any Care Center purchased pursuant hereto.

         (c) Remedies.  The parties hereto acknowledge and agree that the breach
             --------
    of the provisions of this Section 7.6 by FPA or any of its Affiliates
                              -----------
    (including Purchasing Subsidiary) would cause irreparable harm to Seller and FHCA and that the party injured by such breach would not have an adequate remedy at law or in damages. Therefore, FPA consents to the issuance of an injunction or the other enforcement of equitable remedies against it or its Affiliates (including Purchasing Subsidiary) at the suit of Seller, without bond or other security, to compel performance of all the terms of this Section 7.6, and waives the defense of
                                         -----------
    the availability of relief in damages.

         (d) Severability.  To the extent any provision of this Section 7.6
             ------------                                       -----------
    shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Section 7.6 shall be
                                                    -----------
    unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Section
                                                                       -------
    7.6 be in excess of that which is valid and enforceable under applicable
    ---
    Law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The parties hereto acknowledge the uncertainty of the Law in this respect and expressly stipulate that this Section 7.6 shall be given construction that
                                  -----------
    renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         (e) Termination of Covenant.  Notwithstanding anything else contained
             -----------------------
    herein, if the covenant of Buyer under  Section 7.6(a), or the covenant of
                                            --------------
    Seller under Section 7.6(b) is found to be unenforceable or if either Buyer
                 --------------
    or Seller or any of their respective Affiliates breach any such covenant and such breach is not cured within thirty (30) days of receipt of notice thereof, then the non-breaching party and its Affiliates shall be released from their obligations under Section 7.6(a) or (b), as the case may be, and
                                 ---------------------
    such provision shall be deemed terminated and of no further force and effect.

    7.7  Purchase of Indebtedness; Post-Closing Adjustment.  The parties
         -------------------------------------------------
hereto acknowledge and agree that (i) Purchasing Subsidiary shall purchase the FHMS Indebtedness and the Holding Company Indebtedness as set forth in Articles
                                                                       --------
2 and 3 and (ii) that the Holding Company Indebtedness Purchase Price, the FHMS
- -------
Indebtedness Purchase Price and the Note Consideration shall be represented by the Consolidated Note and, together with certain obligations under the Professional Group Provider Agreements and certain third party indebtedness shall be guaranteed by FPA in accordance with Section 8.6. The parties hereto
                                              -----------
understand and agree that (i) the Holding Company Indebtedness Purchase Price and the FHMS Indebtedness Purchase Price will be based, initially, on the amount of Holding Company Indebtedness and FHMS Indebtedness shown on the Pro Forma Consolidated Balance Sheet of FHMS, Holding Company and its subsidiaries as of the Closing Date, (provided, that for the period between June 30, 1996 and
                   --------
Closing there will be no reduction in the Note for any utilization by the Seller of tax benefits from FHMS, TDMC and FHMG, it being acknowledged and agreed that the Tax Sharing Agreements between FHC and each of FHMS, TDMC and FHMG obligating FHC to compensate each of FHMS, TDMC and FHMG for such utilization shall be terminated as of July 1, 1996) and that the principal amount of the Consolidated Note shall reflect such amounts, (ii) Seller shall cause an audit (the "Closing Audit") of the consolidated balance sheet of FHMS, Holding Company and its subsidiaries as of the Closing Date to be conducted promptly after the Closing Date and shall furnish Purchasing Subsidiary with the audited consolidated balance sheet of FHMS, Holding Company and Holding Company's subsidiaries within sixty (60) days following the Closing Date and (iii) following such audit, the principal amount of the Consolidated Note shall be adjusted such that it equals the actual audited amounts of FHMS Indebtedness and Holding Company Indebtedness (subject to the proviso in clause (i)) plus the Note Consideration, adjusted for any difference between (x) the interest paid on the Consolidated Note between the Closing Date and the date of such adjustment and (y) that which would have been paid had the Consolidated Note been based on the audited consolidated balance sheet at the Closing Date. In furtherance of the foregoing, Purchasing Subsidiary agrees to issue a new Consolidated Note in the adjusted amount and upon receipt of such new Consolidated Note, Seller agrees to cancel the existing Consolidated Note.

    7.8  Preparation of the Proxy Statement.  FPA shall determine whether to
         ----------------------------------
seek stockholder approval of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. If such stockholder approval is sought, to the extent required by applicable Law, FPA shall promptly prepare and file with the SEC a Proxy Statement relating to the transactions contemplated hereby (the "Proxy Statement") and Seller shall promptly furnish all information
             ---------------
regarding itself, FHMS, Holding Company and Holding Company's subsidiaries as is reasonably requested by FPA and necessary for the preparation of the Proxy Statement. FPA shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state and federal securities laws in connection with the issuance of FPA Common pursuant hereto. In addition, if FPA is required to prepare a Proxy Statement pursuant hereto, FPA shall obtain the services of a proxy solicitor reasonably satisfactory to Seller.

    7.9  Stockholders Meeting.  If FPA is required to prepare a Proxy Statement
         --------------------
pursuant hereto, FPA shall call a meeting of its stockholders (the "Stockholders
                                                                    ------------
Meeting") to be held as promptly as practicable for the purpose of voting upon
- -------
the approval of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. FPA's Boards of Directors shall recommend to its stockholders approval of such matters. If the Board of Directors of FPA is required by applicable law to review or restate their recommendation, this
Section 7.9 shall not prohibit accurate disclosure that is required in any FPA
- -----------
SEC Document (including the Proxy Statement) or otherwise under applicable law of the opinion of the Board of Directors of FPA as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby.

    7.10  Agreement to Vote Shares.  In consideration for the execution of this
          ------------------------
Agreement by Seller and Selling Shareholder, each officer of FPA who is a holder of FPA Common shall, in an agreement reasonably satisfactory to Seller, agree to vote all shares of FPA Common held by such person entitled to vote at the FPA Stockholders Meeting (and at any adjournment thereof) in favor of the transactions contemplated hereby and by the Related Agreements. In addition, FPA shall use it best efforts to have each non-officer director and beneficial owner of (5%) or more of the outstanding FPA Common to sign an agreement agreeing so to do.

    7.11  Surgery Center Referrals.  Seller and FPA agree to and agree to cause
          ------------------------
their appropriate Affiliates to use their reasonable best efforts to enter into an agreement, prior to the Closing Date, providing for referrals from FHMG, TDMC and Intergroup IPA, P.C. ("IG IPA") to the surgery centers listed in such agreement such that the referral pattern from FHMG, TDMC and IG IPA to such surgery centers following the Closing shall be substantially similar to that prior to the Closing.

    7.12  Disease State Management.  Seller agrees to cause Integrated Pharmacy
          ------------------------
Services ("IPS") to and FPA agrees to cause its appropriate Affiliates to use their reasonable best efforts to enter into an agreement, prior to the Closing Date, pursuant to which FPA and such Affiliates would promote IPS's Disease State Management ("DSM") programs to physicians and employees in the care
                   ---
centers of such Affiliates and pursuant to which FPA would and would cause such Affiliates to, make all FHCA pharmacy claims data available to IPS in a format such as to allow IPS to fully develop and implement the DSM programs.

    7.13  Real Estate Matters.  As promptly as reasonably possible but in no
          -------------------
event later than forty-five (45) days following the date hereof, Seller shall, at its sole cost and expense, deliver to FPA the following documents and materials (which shall be delivered as they become available to Seller):

    (a) One or more title insurance commitments with respect to the Owned Care Centers dated no earlier than the date of this Agreement, issued by such title insurance company as may be reasonably acceptable to FPA and accompanied by copies of all documents, instruments and other matters referred to therein as exceptions.

    (b) Copies of surveys of the Owned Care Centers prepared by or on behalf of Seller or its affiliates;

    (c) Copies of the most recent real property tax bills with respect to the Owned Care Centers for the preceding tax year;

    (d) Copies of all real property service, maintenance, management, and other similar real property management contracts with respect to the Owned Care Centers to which Seller or one of its Affiliates is a party and which is in Seller's possession or control;

    (e) Copies of all certificates of occupancy in Seller's possession or control for the Owned Care Centers;

    (f) Copies of all warranties and guaranties currently in effect and in Seller's possession or control for the Owned Care Centers or any portion thereof;

    (g) Copies of all soil, seismological, geological, and drainage reports in Seller's possession or control with respect to the Owned Care Centers;

    (h) Copies of any "as built" plans and specifications in Seller's possession or control for the Owned Care Centers;

    (i) Copies of all Leases for the Owned Care Centers, and a current rent roll showing the names of all tenants under the Leases with respect to the Owned Care Centers;

    (j) Copies of the most recent utility bills and insurance claims in Seller's possession or control with respect to the Owned Care Centers for the preceding six (6) month period;

    (k) Copies of any environmental audits or studies for the Owned Care Centers to the extent in Seller's possession or control;

    For purposes of this Section 7.13, "Owned Care Centers" shall include those
                         ------------
Care Centers owned by FHMS or any Affiliate of FHMS and those Care Centers leased by FHMS under the TROL.

    7.14  Software Licenses.  At Closing, FPA agrees to or to cause one of its
          -----------------
Affiliates to assume those certain license and maintenance agreements between Foundation Health, a California Health Plan and the licensors of certain software which is used in connection with the Businesses, which agreements are set forth on Schedule 7.14 hereto.
             -------------

    7.15  Guaranty Payments.  In the event Seller advances any funds pursuant to
          -----------------
its guaranty of certain bank indebtedness of FPA, then FPA agrees to immediately pay Seller the amount of any funds so advanced.

                                   ARTICLE 8

          CONDITIONS TO SELLER'S AND SELLING SHAREHOLDER'S OBLIGATIONS
          ------------------------------------------------------------

    The respective obligations of Seller and Selling Shareholder to consummate the transactions provided for by this Agreement and the Related Agreements are subject, in the discretion of Seller and Selling Shareholder, respectively, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived on its or his own behalf by Seller or Selling Shareholder:

    8.1  Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of each of FPA, Purchasing Subsidiary and Purchasing Shareholder contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality standard contained therein) at and as of the date of this Agreement and at and as of the Closing Date, and each of FPA, Purchasing Subsidiary and Purchasing Shareholder shall have performed in all material respects all covenants required by this Agreement to be performed by it prior to the Closing.

    8.2  No Proceedings, Litigation or Laws.  No Action by any Governmental
         ----------------------------------
Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by this Agreement and the Related Agreements or which asserts the right of a Governmental Authority to approve any aspect of such transactions and which would reasonably be expected to damage Seller or Selling Shareholder materially if the transactions contemplated hereunder or thereunder are consummated. There shall not be any Laws that make the purchase of the Businesses as contemplated by this Agreement and the Related Agreements illegal or otherwise prohibited.

    8.3  Opinion of Counsel.  FPA shall have delivered to Seller and Selling
         ------------------
Shareholder an opinion of Latham & Watkins, special counsel to FPA, Purchasing Subsidiary and Purchasing Shareholder, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

    8.4  Certificates and Corporate Documents.  Each of FPA and Purchasing
         ------------------------------------
Subsidiary shall have furnished Seller and Selling Shareholder with such certificates of its officers and others (including Purchasing Shareholder) to evidence compliance with the conditions set forth in this Article 8 as may be
                                                          ---------
reasonably requested by Seller and Selling Shareholder. Seller and Selling Shareholder shall have received from each of FPA and Purchasing Subsidiary, resolutions adopted by their respective boards of directors and any required shareholder resolutions, approving this Agreement and the Related Agreements to which it is a party and the transactions contemplated by this Agreement and such Related Agreements, certified by FPA's and Purchasing Subsidiary's respective corporate secretaries.

    8.5  Registration Rights Agreement.  FPA and Seller shall have entered into
         -----------------------------
a Registration Rights Agreement (the "Registration Rights Agreement"),
                                      -----------------------------
containing the terms set forth in the term sheet attached as Exhibit F hereto and otherwise in form and substance reasonably satisfactory to the parties hereto.

    8.6  Guaranties.  FPA shall have (i) executed and delivered to Seller a
         ----------
Guaranty, containing the terms set forth in the term sheet attached as Exhibit G hereto and otherwise in form and substance reasonably satisfactory to the parties hereto, guaranteeing the Consolidated Note and the performance by any Affiliate of FPA that is a party thereto, of its obligations under the Professional Group Provider Agreements and (ii) executed and delivered to each of the third party payees under such indebtedness, a guaranty of the indebtedness to non-Affiliates shown on the pro forma consolidated balance sheet of FHMS, Holding Company and Holding Company's subsidiaries attached as Schedule
                                                                        --------
1.1(b) hereto in the amounts outstanding on the Closing Date.
- ------

    8.7  Intentionally Deleted.
         ---------------------

    8.8  Intentionally Deleted.
         ---------------------

    8.9  Master Lease Assignment.  FPA, Purchasing Subsidiary  and the
         -----------------------
designated "Assignors" thereunder shall have entered into a Master Lease Assignment (the "Master Lease Assignment"), in substantially the form of Exhibit
                 -----------------------
I hereto.

    8.10 Professional Group Provider Agreements.  FHCA shall have entered into a
         --------------------------------------
Professional Group Provider Agreement with FHMG in substantially the form of Exhibit B hereto and with TDMC in substantially in the form of Exhibit C hereto.

    8.11 Purchase Price.  FPA and Purchasing Subsidiary shall have delivered the
         --------------
FHMS Share Purchase Price to Seller and Purchasing Subsidiary shall have delivered the FHMS Indebtedness Purchase Price and the Holding Company Indebtedness Purchase Price and the Designee Price to Seller.

    8.12 HSR Act.  The applicable waiting period, including any extension
         -------
thereof, under the HSR Act shall have expired or been terminated.

    8.13 Governmental Approvals.  Such Governmental Authorities as may be
         ----------------------
required, shall have received notice of, or applications or other filings with respect to, the transactions contemplated by this Agreement and the Related Agreements and, where required, shall have approved same.

    8.14 Related Agreements.  The various parties named therein shall have
         ------------------
entered into the agreements set forth on Schedule 8.14 hereto  in accordance
                                         -------------
herewith, all of which shall be in full force and effect and none of which shall have been amended or breached. In addition, each such party other than FPA shall have delivered to Seller and Selling Shareholder, in the form of a certificate, the equivalent of the representation made by Seller and FPA with respect to such Agreements in Section 5.2 (Authorization) and Section 6.2
                              -----------  -------------      -----------
(Authorization), respectively.
- --------------

    8.15 Consents.  All Permits, waivers and consents required to consummate the
         --------
transactions contemplated hereby, including the consents listed on Schedules
                                                                   ---------
5.6(b) and 6.4(b) shall have been obtained.
- -----------------

    8.16 No Material Adverse Changes.  No violations or alleged violations of
         ---------------------------
Law by any of FPA or its Affiliates (including Purchasing Subsidiary), including those arising from patterns or practices engaged in by such Persons, other than matters which have been previously publicly disclosed, shall have (i) resulted in any Material Adverse Change since the Financial Statement Date in FPA's or Purchasing Subsidiary's business or (ii) materially and adversely affected the ability of FPA, Purchasing Subsidiary or Purchasing Shareholder to consummate the transactions contemplated hereby and by the Related Agreements.

    8.17 Transition Agreement.  FPA, Purchasing Subsidiary and Seller shall have
         --------------------
entered into a Transition Agreement (the "Transition Agreement"), in form and
                                          --------------------
substance reasonably satisfactory to the parties hereto.

    8.18 Releases.  Each of Seller, Selling Shareholder, Intergroup of Arizona
         --------
and such other Affiliates of Seller as are named therein shall have received a General Release, containing the terms set forth in the term sheet attached as Exhibit J hereto and otherwise in form and substance reasonably satisfactory to the parties hereto, from FHMS, Holding Company and each of Holding Company's subsidiaries releasing Seller, Selling Shareholder, Intergroup of Arizona and such other Affiliates of Seller from all claims which FHMS, Holding Company or any of Holding Company's subsidiaries may have against them arising from events or occurrences prior to Closing, including any claims which TDMC may have under the terms of that certain hospital risk sharing arrangement with Intergroup of Arizona.

    8.19 Pledge Agreements.  (i) Each of FPA, Purchasing Subsidiary, and
         -----------------
Purchasing Shareholder shall have executed and delivered to Seller a Pledge Agreement (a "Pledge Agreement") containing the terms set forth in the term
              ----------------
sheet attached as Exhibit K hereto and otherwise in form and substance reasonably satisfactory to the parties hereto, pledging the shares of Purchasing Subsidiary, FHMS and of Holding Company, respectively, (ii) Holding Company shall have executed and delivered a Pledge Agreement, pledging the shares of FHMG and TDMC and (iii) FPA and any Affiliate of FPA possessing such an option shall have executed a Pledge Agreement, pledging any options it has to purchase any of the shares pledged pursuant to clauses (i) and (ii) hereof, in each case to secure Consolidated Note, the Bridge Note and the performance by Buyer and its Affiliates of their respective obligations under the Professional Group Provider Agreements (collectively, the "Secured Obligations").
                                        -------------------

    8.20 Security Agreement.  Each of Purchasing Subsidiary, FHMS, Holding
         ------------------
Company, FHMG and TDMC shall have executed and delivered to Seller a Security Agreement, containing the terms set forth in Exhibit L hereto and otherwise in form and substance reasonably satisfactory to the parties hereto, pledging its respective assets to secure the Secured Obligations.

    8.21 Board Approval.  The Board of Directors of Seller shall have approved
         --------------
this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

    8.22 Tax Opinion.  Seller shall have received an opinion from Pillsbury
         -----------
Madison & Sutro LLP regarding certain tax matters relating to the transactions contemplated hereby, in form and substance reasonably satisfactory to Seller.


                                   ARTICLE 9


                        CONDITIONS TO FPA'S OBLIGATIONS
                        -------------------------------

    The respective obligations of FPA, Purchasing Subsidiary and Purchasing Shareholder to consummate the transactions provided for by this Agreement and the Related Agreements are subject, in the discretion of FPA, Purchasing Subsidiary and Purchasing Shareholder, respectively, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived on its own behalf by FPA, Purchasing Subsidiary or Purchasing
Shareholder:

    9.1  Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of Seller and Selling Shareholder contained in this Agreement shall be true and correct in all material respects (without duplication of any materially standard contained therein) at and as of the date of this Agreement and at and as of the Closing Date, and each of Seller and Selling

Shareholder shall have performed in all material respects all covenants required by this Agreement to be performed by it prior to the Closing.

    9.2  No Proceedings, Litigation or Laws.  No Action by any Governmental
         ----------------------------------
Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by this Agreement and the Related Agreements or which asserts the right of a Governmental Authority to approve any aspect of such transactions and which would reasonably be expected to have a Material Adverse Effect on FPA if the transactions contemplated by this Agreement and the Related Agreements are consummated. There shall not be any Laws that make the purchase of the Businesses as contemplated by this Agreement and the Related Agreements illegal or otherwise prohibited.

    9.3  Opinion of Counsel.  Seller shall have delivered to FPA an opinion of
         ------------------
Pillsbury Madison & Sutro LLP, special counsel to Seller, in form and substance reasonably satisfactory to FPA and its counsel.

    9.4  Certificates and Corporate Documents.  Seller shall furnish FPA and
         ------------------------------------
Purchasing Shareholder with such certificates of its officers and others and Selling Shareholder shall furnish FPA and Purchasing Shareholder with such certificates, to evidence compliance with the conditions set forth in this
Article 9 as may be reasonably requested by FPA and Purchasing Shareholder.  FPA
- ---------
and Purchasing Shareholder shall have received from Seller resolutions adopted by the board of directors of Seller and any required shareholder resolutions approving this Agreement, the Related Agreements to which it is a party and the transactions contemplated by this Agreement and such Related Agreements, certified by Seller's corporate secretary.

    9.5  Other Documents.  Seller shall have executed and delivered an
         ---------------
assignment of the FHMS Shares, the FHMS Indebtedness and the Holding Company Indebtedness to Purchasing Subsidiary as provided in this Agreement and Selling Shareholder shall have executed and delivered an assignment of the Holding Company Shares to Purchasing Shareholder pursuant to the Option as provided in this Agreement and the Share Ownership Agreement, which documents shall be in a form reasonably satisfactory to FPA's counsel.

    9.6  HSR Act.  The applicable waiting period, including any extension
         -------
thereof, under the HSR Act shall have expired or been terminated.

    9.7  Governmental Approvals.  Such Governmental Authorities as may be
         ----------------------
required, shall have received notice of, or applications or other filings with respect to, the transactions contemplated by this Agreement and the Related Agreements and, where required, shall have approved same.

    9.8  Intentionally deleted.
         ---------------------

    9.9  Master Lease Assignment.  FPA, Purchasing Subsidiary and the designated
         -----------------------
"Assignors" thereunder shall have entered into the Master Lease Assignment.

    9.10 Professional Group Provider Agreements.  FHCA shall have entered into a
         --------------------------------------
Professional Group Provider Agreement with FHMG in substantially the form of Exhibit B hereto and with TDMC in substantially the form of Exhibit C hereto.

    9.11  Related Agreements.  The various parties named therein shall have
          ------------------
entered into the Agreements listed on Schedule 8.14 (Related Agreements), all of
                                      -------------  ------------------
which shall be in full force and effect and none of which shall have been amended or breached. In addition, each such party other than Seller, Selling Shareholder, FHMS, Holding Company or any of Holding Company's subsidiaries shall have delivered to FPA, in the form of a certificate, the equivalent of the representation made by Seller and FPA with respect to the Related Agreements in
Section 5.2 (Authorization) and Section 6.2 (Authorization).
- -----------  -------------      -----------  -------------

    9.12 Consents.  All Permits, waivers and consents required to consummate the
         --------
transactions contemplated hereby, including the consents listed on Schedules
                                                                   ---------
5.6(b) and 6.4(b) shall have been obtained.
- -----------------

    9.13 Material Adverse Changes.  No violations or alleged violations of Law
         ------------------------
by FHMS, Holding Company or any of their respective Affiliates, including those arising from patterns or practices engaged in by such Person, other than matters which have been previously publicly disclosed, shall have (i) resulted in any Material Adverse Change since the Financial Statement Date in FHMS's Business or Holding Company's Business or (ii) materially and adversely affected the ability of Seller or Selling Shareholder to consummate the transactions contemplated hereby and by the Related Agreements.

    9.14 Pre-Closing Transactions.
         ------------------------

         (a) Transfer of Real Property.  Seller shall have caused FHMS to
             -------------------------
    transfer all real property owned by it in fee (together with all indebtedness encumbering such real property) to an Affiliate of Seller.

         (b) Transfer of CPR Stock.  Seller shall have caused the stock of
             ---------------------
    Catalina Professional Recruiters, Inc. to have been transferred from FHMS to Seller or an Affiliate of Seller.

         (c) Transfer of Other Assets and Liabilities.  Seller shall have caused
             ----------------------------------------
    those other assets and liabilities which are shown to have been transferred by FHMS, Holding Company or Holding Company's subsidiaries in the adjustments resulting in the pro forma consolidated balance sheet attached hereto as
    Schedule 1.1(b) to have been transferred by FHMS, Holding Company or one of
    ---------------
    Holding Company's subsidiaries, as the case may be.

    9.15 Transition Agreement.  FPA and Seller shall have entered into the
         --------------------
Transition Agreement.

    9.16 Registration Rights Agreement.  FPA and Seller shall have entered into
         -----------------------------
the Registration Rights Agreement.

    9.17 Notice of Designee.  Seller shall have notified the Agent and Selling
         ------------------
Shareholder of Purchasing Shareholder's appointment as Designee in accordance with the Share Ownership Agreement.

    9.18 Board Approval.  The Board of Directors of FPA shall have approved this
         --------------
Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

    9.19 Stockholder Approval.  FPA shall have obtained any approval of its
         ---------------------
stockholders required by applicable Law to be obtained in connection with the execution and delivery of this Agreement and the Related Agreements to which FPA is a party or to consummate the transactions contemplated hereby or thereby.

    9.20 Voting Agreement.  Seller shall have executed and delivered to FPA a
         ----------------
Voting Agreement, containing the terms set forth in the term sheet attached as Exhibit M hereto and otherwise in form and substance reasonably satisfactory to the parties hereto.

    9.21 Physicians.  The number of physicians employed by Holding Company and
         ----------
its subsidiaries as of the Closing Date shall not be less than seventy five percent (75%) of the number of physicians employed by Holding Company and its subsidiaries as of the date hereof.

    9.22 Real Estate Matters.  Purchasing Subsidiary shall, in its good faith
         -------------------
business judgment, have approved (i) the condition of title to each owned Care Center, as described in the title commitments and the surveys delivered to or obtained by Purchasing Subsidiary (provided Purchasing Subsidiary shall not disapprove any title exception that does not have a material adverse effect on the use or operation of such Care Center), (ii) environmental audits or studies of the such Care Centers, (iii) all of the characteristics and aspects of each Care Centers which may reasonably affect its ownership, operation, use, development, marketability and/or economic viability, and (iv) the Leases and service contracts with respect to the Care Centers.


                                   ARTICLE 10

                  ACTIONS BY SELLER AND FPA AFTER THE CLOSING
                  -------------------------------------------

    10.1 Books and Records.  FPA and Purchasing Subsidiary, on the one hand, and
         -----------------
Seller, on the other, each agree to cooperate with and make available to the other, during normal business hours, all books and records of such party, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose, provided,
                                                                       --------
however, that nothing contained herein shall give FPA or Purchasing Shareholder
- -------
a right of access to the consolidated tax returns of Seller. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees. Each of FPA, Purchasing Subsidiary and Seller will retain such books and records in accordance with its corporate records retention policy or as required by law, whichever requires retention for a longer period. All information received pursuant to this Section 10.1 shall be subject to the terms of the
                 ------------
Confidentiality Agreement.

    10.2 Taxes.  Seller shall pay, or cause to be paid, when due all Taxes for
         -----
which FHMS, Selling Shareholder, Holding Company or any of Holding Company's subsidiaries is or may be liable or that are or may become payable with respect to all periods ending on or prior to the Closing. FPA shall pay, or cause to be paid, when due all Taxes for which FPA, Purchasing Subsidiary, Purchasing Shareholder, FHMS, Holding Company or any of Holding Company's subsidiaries is or may be liable or that are or may become payable with respect to all periods ending subsequent to the Closing.

    10.3 338(h)(10) Election.  As soon as practicable after the Closing, and in
         -------------------
no event later than 30 days after the delivery by Seller of the closing date balance sheet, Seller, FPA, Purchasing Subsidiary and Purchasing Shareholder will jointly make an election under Section 338(h)(10) of the Code (and a comparable election under state law) with respect to the purchase of stock of Holding Company and FHMS. In connection therewith, Seller, Selling Shareholder, FPA, Purchasing Subsidiary and Purchasing Shareholder agree to cooperate with each other and use their reasonable best efforts to effect such 338(h)(10) election. Without limiting the generality of the foregoing, the parties hereto agree that (i) Seller, Selling Shareholder, FPA, Purchasing Subsidiary and Purchasing Shareholder shall prepare and file all documents and materials necessary or appropriate in connection with making the Section 338(h)(10) Election, (ii) Seller, FPA and Purchasing Subsidiary shall use their reasonable best efforts to determine the allocation of the "modified aggregate deemed sale price" and "adjusted grossed up basis" among the assets of FHMS (in accordance with the Section 338 Treasury Regulations) and (iii) Seller, FPA and Purchasing Subsidiary shall use their reasonable best efforts to determine the allocation of the "modified aggregate deemed sale price" and "adjusted grossed-up basis" among the assets of Holding Company and its subsidiaries (in accordance with the Section 338 Treasury Regulations).

    10.4 Future Contractual Alliances.  Seller and FPA intend to expand their
         ----------------------------
contractual relationships and agree to negotiate in good faith the terms of a provider contract for the benefit of Seller and its Affiliates and FPA and FPA's professional provider groups relating to all service areas of FPA and any Seller Affiliate engaged in the business of offering a benefit program, which overlap, as those service areas may change from time to time.

    10.5 Certain Obligations Regarding Employees.
         ---------------------------------------

         (a) Retained Obligations.  Seller agrees to continue to perform its
             --------------------
    obligations relating to the grant of options to TDMC and FHMG employees as set forth on Schedule 10.5, subject in each case to any conditions or terms
                 -------------
    set forth in such arrangements.

         (b) Employee Information.  In order to facilitate the performance of
             --------------------
    such obligations by Seller, FPA, Purchasing Subsidiary and Purchasing Shareholder agree to and to cause Holding Company and its subsidiaries to provide to Seller (i) on a monthly basis, a list of employees of Holding Company, TDMC or FHMG who have been terminated during the prior month and the date of termination and (ii) at least ten (10) business days prior to November 1, 1996 and November 1, 1997, a list of TDMC Practitioners who are eligible to receive options to purchase the common stock of Seller as set forth on Schedule 10.5 and such other information as is required to
             -------------
    effectuate the grant of such options.

         (c) Tail Insurance.  Seller shall manage all claims alleging medical
             --------------
    malpractice by any Practitioner that fall within the "tail coverage" purchased by Holding Company and its subsidiaries immediately prior to Closing. To facilitate the management of such claims, FPA, Purchasing Subsidiary and Purchasing Shareholder agree to and agree to cause Holding Company and its subsidiaries to notify Seller of any potential claims which may fall within such tail coverage within ten (10) days of the date on which FPA, Purchasing Subsidiary, Purchasing Shareholder or any of their Affiliates first becomes aware of the existence of such potential claim. If notice of a claim or potential claim is not given in accordance with the preceding sentence, then neither Seller nor any of its Affiliates, including the Affiliate providing the tail coverage, shall have any liability with respect to such claim or potential claim, but only if Seller or one of its Affiliates is actually prejudiced by such failure to give appropriate notice.

    10.6 Foundation Name.  Notwithstanding anything else contained in this
         ---------------
Agreement, it is the express intent of the parties hereto and such parties hereby agree that neither FPA nor its Affiliates (including Purchasing Subsidiary) shall gain any right, title or interest in the names "Foundation," "Foundation Health," "Foundation Health Medical Group," "Foundation Health Medical Services," or any similar name or derivation thereof (the "Foundation
                                                                   ----------
Name") pursuant to this Agreement, the Related Agreements and the transactions
- ----
contemplated hereby and thereby, it being expressly understood that Seller and its Affiliates, as the case may be, shall retain all right, title and interest in and to the Foundation Name and that each of FHMS, Holding Company and Holding Company's subsidiaries shall forfeit any interest it might be deemed to have in the Foundation Name upon the transfer of the FHMS Shares and the Holding Company Shares, respectively, as contemplated hereby. Notwithstanding the foregoing, for a period of six (6) months (the "Transition Period") following the date
                                      -----------------
hereof, and for the sole purpose of facilitating the transition of FHMS, Holding Company and Holding Company's subsidiaries from subsidiaries of Seller and Selling Shareholder to subsidiaries of Purchasing Subsidiary and Purchasing Shareholder, Seller grants FPA a non-exclusive, non-transferable license to use the names Foundation Health Medical Group and Foundation Health Medical Services in California only. Upon the expiration of the Transition Period, FPA and Purchasing Subsidiary shall have caused FHMS to and Purchasing Shareholder shall have caused Holding Company to (i) appropriately dispose of all letterhead, signage and other items containing or using the Foundation Name and (ii) to have ceased using the Foundation Name in any manner whatsoever.

    10.7 Reimbursement For Certain Tax Matters.
         -------------------------------------

         (a) Reimbursement.  If each of FPA, Purchasing Subsidiary and
             -------------
    Purchasing Shareholder complies with its obligations under Section 10.3
                                                               ------------
    hereof, but a basis in the assets of Holding Company and its subsidiaries equal to the "adjusted grossed-up basis" of the assets of such companies as of the date of Closing, calculated in the manner provided for pursuant to the Treasury Regulations under Section 338 of the Code, is not obtained thereby (for reasons other than any action or inaction by FPA or any of its Affiliates), then Seller shall pay to FPA the amount of the foregone tax benefit, as defined below, resulting from the failure to obtain such an adjusted grossed-up basis for those calendar quarters with respect to which the applicable period of limitations shall not have expired (such expiration to be measured as of the date it is determined that the "adjusted grossed up basis" has not been obtained) (the "Tax Indemnity"). For purposes of this indemnity, the foregone tax benefit for any calendar quarter shall conclusively be presumed to equal the present value, determined as of the Closing Date, of the estimated future tax benefit for such calendar quarter determined by assuming a deduction attributable to depreciation or amortization for such period in excess of the amount which would otherwise be available in such period in the amount provided for on Schedule 10.7
                                                              -------------
    attached hereto, at a discount rate and a combined federal and state income tax rate such that the present value of the foregone tax benefit from all deductions set forth on Schedule 10.7 is equal to Thirty Seven Million
                            -------------
    Dollars ($37,000,000) as of the Closing Date. The amount determined pursuant to the foregoing provisions of this Section 10.7(a) shall be
                                                 ---------------
    increased by the amount of any applicable penalties that result from a failure to successfully make the 338(h)(10) election that triggers Seller's indemnification obligation under this Section 10.7(a) and by the amount that
                                          ---------------
    would have been payable as interest (had such amount constituted a debt incurred at the date of this Agreement) from the date of this Agreement to the date payment of such amount is made, for this purpose conclusively presuming that the applicable interest rate is LIBOR plus 45 basis points per annum. The indemnity provided for hereunder is the sole and exclusive remedy of FPA and its Affiliates in the event that a basis in the assets of Holding Company and its subsidiaries equal the "adjusted grossed-up basis" of the assets of such companies is not obtained.

         (b) Pre-Acquisition Losses.  In the event, but only in the event, that
             ----------------------
    Seller is or has been obligated to pay the Tax Indemnity, and notwithstanding anything else contained herein, if, as and when FPA, Purchasing Subsidiary, FHMS or Holding Company or any of Holding Company's subsidiaries realizes any tax benefits attributable to pre-acquisition losses of FHMS, Holding Company or its subsidiaries, FPA will pay to Seller fifty percent (50%) of the amount of such tax benefit. The amount of FPA's tax benefit shall equal the difference between the income taxes payable by FPA (or any Affiliate of FPA) without the utilization of such pre-acquisition losses, and the amount of such taxes actually paid by FPA (or any Affiliate of FPA). In the event the use of such pre-acquisition losses results in a refund of previously paid tax, the amount of the tax benefits shall include any interest payments made in connection with such refund. Within 30 days of the filing of FPA's (or its Affiliate's) tax return (or 30 days after receipt of any payment attributable to a claim for refund) claiming the benefit of any pre-acquisition losses, FPA will cause its auditors to deliver a certificate to Seller setting forth the calculation of FPA's (or its Affiliate's) tax benefit, and certifying that such calculation is correct in all material respects. The cost of such certification shall be borne by Seller. At Seller's option, any amounts payable from FPA or any Affiliate of FPA to Seller under this Section may be offset against any amounts payable from Seller to FPA under this Section.

         (c)  Contest and Control.
              -------------------

              (i) FHC and FPA shall promptly (but in any event within 30 days of receipt of notice) give written notice (the "Notice") to each other
                                                          ------
         of any inquiry, discussions with a tax authority, proposed adjustment, assertion of a claim, or the commencement of any suit, action or proceeding against such party (the "Contested Party," and the party
                                             ---------------
         receiving the Notice, the "Noticed Party") that challenges or questions
                                    -------------
         the availability of a Section 338(h)(10) election based upon facts and circumstances uniquely within the control of the Noticed Party or based upon actions taken by, or failed to be taken by, the Noticed Party (each, a "Proposed Adjustment"). The failure of a Contested Party to
                   -------------------
         provide the Noticed Party with Notice within the above time frame shall relieve the Noticed Party from its obligation to indemnify if such failure results in the loss or material impairment of the Noticed Party's rights under this Section 10.7(c).

              (ii) The Contested Party shall give the Noticed Party all information, including records in its possession and witnesses within its control, with respect to any Proposed Adjustment, and in each case the underlying facts relating thereto. In all matters related to the defense of a Proposed Adjustment, the Contested Party shall act in a reasonable manner. The Noticed Party and its counsel shall have the right to participate with the Contested Party and its counsel in (i) all conferences, meetings or proceedings with any tax authority, the subject matter of which is or includes any Proposed Adjustment, and
         (ii) all appearances before any court or administrative agency, the subject matter of which includes any Proposed Adjustment. The Noticed Party shall have the right to monitor and review the Contested Party's defense of any Proposed Adjustment, including specifically the right to review and comment on any briefs or other filings made in courts or to taxing authorities which take substantive positions with respect to Proposed Adjustments, a reasonable period of time before such filings are made. The Noticed Party's right to participate referred to herein shall include, without limitation, the right to participate in the submission and determination of the contents of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses, and the negotiation of stipulations of fact, all as may be deemed appropriate by the Noticed Party in its sole discretion but solely with respect to any Proposed Adjustment. A settlement of a Proposed Adjustment shall be binding upon the Noticed Party (with the result that the indemnity obligation under Section 10.7 hereof shall be effective) only if the Noticed Party consents to such settlement or unreasonably withholds consent to such settlement.

    10.8 Covenant.  For a period commencing on the Closing Date and thereafter
         --------
for a period of three (3) years, each of Seller and FHCA shall use their best efforts to encourage commercial members of FHCA and its affiliated health plans who, as of the Closing Date, have primary care physicians who are employees of FHMG or TDMC, to continue to select primary care physicians who are employees of FHMG or TDMC; in the event certain of such commercial members become unassigned due to the fact that their primary care physician is no longer employed by FHMG or TDMC and such members do not select another FHCA contracting physician, Seller and FHCA will assign such non-assigned members to a physician who is employed by FHMG or TDMC, subject in all cases to adequate availability and accessibility and other regulatory requirements of the parties.

    10.9 Solicitation of Employees.  During the period from the date hereof
         -------------------------
until that date which is six (6) months after the Closing Date, neither Seller or its Affiliates on the one hand, nor FPA or its Affiliates, on the other shall initiate or maintain contact with any officer, director or employee of the other regarding the employment of such individual, except for public solicitation of employment by general advertisement, contacts regarding employment initiated by the individual involved and contacts with Employees regarding their continued employment after the Closing.


                                   ARTICLE 11

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

    11.1 Survival.  Each of the representations, warranties and covenants of
         --------
each of FPA, Purchasing Subsidiary and Seller contained in this Agreement shall be deemed renewed by such party at the Closing as if made at such time and shall survive the Closing and shall continue in full force and effect for one (1) year thereafter, other than the representations and warranties of Seller made in
Section 5.17 (Taxes), which shall survive for the applicable statute of
- ------------  -----
limitations.  A material misrepresentation or breach of warranty that is either
(A) disclosed in a written notice, delivered by the breaching party to the non-breaching party after the date of this Agreement and at or prior to the Closing or (B) otherwise actually known to the non-breaching party prior to the Closing, allows the non-breaching party to refuse to proceed with the Closing, but does not give rise to a cause of action for damages or other relief. By nevertheless proceeding with the Closing, the non-breaching party waives any remedies for any misrepresentation or breach of warranty of which it was aware prior to the Closing.

    11.2 No Other Representations.  Notwithstanding anything to the contrary
         ------------------------
contained in this Agreement, it is the explicit intent of each party hereto that Seller is making no representations or warranties whatsoever, express or implied, except those representations and warranties contained in Article 5 and
                                                                  ---------
neither FPA nor Purchasing Subsidiary is making any representations or warranties whatsoever, express or implied, except those representations and warranties contained in Article 6. In particular, but without limiting the
                        ---------
foregoing, Seller makes no representation or warranty to FPA with respect to any financial projection or forecast relating to the Businesses and neither FPA nor Purchasing Subsidiary makes any representation or warranty to Seller with respect to any financial projection or forecast relating to FPA's business.
With respect to any projection or forecast delivered by or on behalf of any party hereto to any other party hereto, the party receiving such information acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) such party is familiar with such uncertainties,

(iii) such party is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) such party shall have no claim against the party furnishing such information with respect thereto.

    11.3 Indemnification by Seller.  Except as otherwise expressly provided in
         -------------------------
this Article 11, Seller shall defend, indemnify and hold harmless FPA and shall
     ----------
reimburse FPA for, from and against, each and every demand, claim, loss, liability, judgment, damage, cost and expense (including without limitation, reasonable attorneys' fees), ("Losses") imposed on or incurred by FPA, relating
                               ------
to, resulting from or arising out of (i) any inaccuracy in any representation or warranty made by Seller under this Agreement and such inaccuracy is not disclosed in the Disclosure Schedule or in the Financial Statements; (ii) any breach of a covenant of this Agreement required to be performed by Seller or Selling Shareholder; and (iii) any taxes of FHMS, Holding Company or any of Holding Company's subsidiaries, relating to any pre-Closing period.

    11.4 Limitations on Indemnity. Notwithstanding anything to the contrary
         ------------------------
contained in this Agreement, no amounts of indemnity shall be payable by Seller to FPA as a result of any claim in respect of a Loss arising under Section 11.3
                                                                   ------------
or by FPA to Seller as a result of a Loss arising under Section 11.5:
                                                        ------------

         (a) unless, until and then only to the extent that the party requesting indemnification (the "Indemnitee") has suffered, incurred, sustained or
                          ----------
    become subject to Losses referred to in Section 11.3 (other than Losses
                                            ------------
    arising from a breach of Section 5.17) or Section 11.5 (other than Losses
                             ------------     ------------
    arising from Taxes for post-Closing periods), as the case may be, which exceed $200,000 in the aggregate;

         (b) with respect to any claim for indemnification thereunder, unless the Indemnified Person has given the Indemnifying Person proper notice in accordance with Section 11.6, as applicable, with respect to such claim,
                    ------------
    setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (A) as soon as practical following the time at which the Indemnified Person discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Person is not prejudiced by any delay in the delivery of such notice) and (B) in any event prior to the expiration of one (1) year following the Closing Date;

         (c) with respect to any Loss, to the extent that the Indemnitee had a reasonable opportunity, but failed in good faith to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity;

         (d) with respect to any Loss suffered, incurred or sustained by the Indemnitee or to which it becomes subject, to the extent it arises from or was caused by actions taken or failed to be taken by the Indemnitee or any of its Affiliates after the Closing.

    Notwithstanding anything else contained herein, the maximum amount for which Seller or FPA may be liable under this Article 11, in the aggregate for all
                                       ----------
claims made and Losses suffered by the other, shall be equal to Twenty Million U.S. Dollars ($20,000,000), provided, however, that Seller shall indemnify FPA
                            --------  -------
for all Losses arising from a breach of Section 5.17 and, provided, further,
                                        ------------      --------  -------
that FPA shall indemnify Seller from all Losses arising from Taxes for any post-Closing period.

    11.5 Indemnification by FPA.  Except as otherwise expressly provided in this
         ----------------------
Article 11, FPA shall defend, indemnify and hold harmless Seller and shall
- ----------
reimburse Seller for, from and against all Losses imposed on or incurred by Seller, relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty made by FPA under this Agreement, which inaccuracy is not disclosed in the Disclosure Schedule or in the FPA Financial Statements (ii) any breach of a covenant of this Agreement required to be performed by FPA or Purchasing Shareholder; and (iii) any taxes of FHMS, Holding Company or any of Holding Company's subsidiaries, relating to any post-Closing period.

    11.6 Notice and Defense of Third-Party Claims.  If any action, claim or
         ----------------------------------------
proceeding shall be brought or asserted under this Section 11.6 against an
                                                   ------------
indemnified party or any successor thereto (the "Indemnified Person") in respect
                                                 ------------------
of which indemnity may be sought under this Article 11 from an indemnifying
                                            ----------
person or any successor thereto (the "Indemnifying Person"), the Indemnified
                                      -------------------
Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; the Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person and the Indemnifying Person shall in good faith determine that the representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume, at its expense, the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 11 to the contrary notwithstanding, the Indemnifying Person shall
     ----------
not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability with respect to such action, claim or proceeding.

    11.7 Limitation.  An Indemnifying Person shall have no liability under this
         ----------
Article 11 unless notice of a claim for indemnity, or notice of facts as to
- ----------
which an indemnifiable Loss is expected to be incurred, shall have been given prior to ninety days after the expiration of the appropriate statute of limitations with respect thereto, as the same may be extended from time to time by the Indemnifying Person.

    11.8 Exclusivity.  Except as otherwise specifically provided herein, the
         -----------
provisions of this Article 11 shall be the exclusive basis for the assertion of
                   ----------
claims by or imposition of liability on the parties hereto arising under or as a result of this Agreement. Section 11.4 shall not apply to any fraudulent misrepresentation.

    11.9 Right of Set-off.  The parties hereto agree that Seller may satisfy any
         ----------------
obligation to pay any amount to FPA arising under this Article 11 or Section
                                                                     -------
10.7 by, at Seller's option, either (i) paying cash, (ii) foregoing interest
- ----
payments due under the Bridge Note and/or the Consolidated Note equal to the amount so payable by Seller or (iii) reducing the principal amount of the Bridge Note and/or the Consolidate Note by the amount so payable. In addition, if FPA is finally determined under this Agreement to be obligated to pay Seller any amount under this Article 11 or Section 10.7, Seller may withhold any amounts
                                ------------
due from Seller or any of Seller's Affiliates to FPA or any of FPA's Affiliates under any provider agreement, (including the Professional Group Provider Agreements) which amount will be set-off against the amount so payable, provided, however, that the amount withheld under any provider agreement in any
- --------  -------
month may not exceed five percent of the total amount due under such provider agreement for such month.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

    12.1 Termination.
         -----------

         (a)  Termination.  This Agreement may be terminated at any time prior
              -----------
    to Closing:

              (i) By mutual written consent of FPA and Seller or Selling Shareholder;

              (ii) By FPA if there is a material breach of any representation or warranty set forth in Article 5 hereof or any covenant or agreement to be complied with or performed by Seller or Selling Shareholder pursuant to the terms of this Agreement which would render impossible the satisfaction of a condition set forth in Article 9 (and such condition is not waived in writing by FPA);

              (iii) By Seller or Selling Shareholder if there is a material breach of any representation or warranty set forth in Article 6 hereof or of any covenant or agreement to be complied with or performed by FPA, Purchasing Subsidiary or Purchasing Shareholder pursuant to the terms of this Agreement which would render impossible the satisfaction of a condition set forth in Article 8 (and such condition is not waived in writing by Seller); or

              (iv) By any party hereto if the Closing has not occurred by October 31, 1996.

         (b) In the Event of Termination.  In the event of termination of this
             ---------------------------
    Agreement:

              (i) Each party hereto will redeliver all documents, work papers and other material of each other party hereto relating to the transactions contemplated by this Agreement and the Related Agreements, whether so obtained before or after the execution hereof, to the party furnishing the same;

              (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

              (iii) No party hereto shall have any liability or further obligation to any other party to this Agreement or the Related Agreements, except (x) as stated in subsections (i) , (ii), (iv), (v) and (vi) of this Section 12.1(b), and (y) for any willful breach of
                          ---------------
         this Agreement occurring prior to the proper termination of this Agreement.

              (iv) If this Agreement is not consummated because either Seller or FPA breaches a material representation or warranty or fails to perform a material covenant contained herein, and the other party has not breached any material representation or warranty or failed to perform a material covenant, and the non-breaching party chooses to terminate this Agreement as a direct result of such breach or failure, the breaching party shall promptly pay the non-breaching party (x) up to $500,000 to reimburse the non-breaching party for its documented expenses (including the fees and expenses of counsel, accountants, consultant and advisors) incurred in connection with the transactions contemplated by this Agreement (the "Expenses") and (y) a fee of $1,000,000 as liquidated damages.

              (v) If this Agreement is not consummated because Seller or FPA does not obtain necessary board or stockholder approval, then such party failing to obtain such approval shall pay the other party promptly up to $500,000 in Expenses.

              (vi) If this Agreement is not consummated for any reason, in addition to any payments described in this Section, the Seller shall pay FPA promptly $3,000,000, which may be paid in a reduction in principal of any existing indebtedness owed by FHC and its affiliates to FPA and its affiliates, including any affiliated medical groups.

    12.2 Assignment and No Third Party Beneficiaries.  Neither this Agreement
         -------------------------------------------
nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

    12.3 Notices.  All notices, requests, demands and other communications which
         -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile; the day after being sent, if sent for next day delivery by recognized overnight delivery service (e.g., Federal
                                                            -------------
Express); and upon receipt, if sent by certified or registered mail, return
- -------
receipt requested.  In each case notice shall be given as follows:

         If to Seller or Selling Shareholder, addressed to:

              Foundation Health Corporation
              3400 Data Drive
              Rancho Cordova, California 95670
              Facsimile Number:  (916) 631-5335
              Attention:  Kirk A. Benson, President and Chief
              Operating Officer - Commercial Operations

         With a copy to:

              Pillsbury Madison & Sutro LLP
              235 Montgomery Street
              San Francisco, California 94104
              Facsimile Number:  (415) 983-1200
              Attention:  Linda C. Williams, Esq.

         If to FPA, Purchasing Subsidiary or Purchasing Shareholder, addressed to:

              FPA Medical Management,Inc.
              2878 Camino Del Rio South, Suite 301
              San Diego, California 92108-3846
              Facsimile Number:  (619) 299-0708
              Attention:  Dr. Seth M. Flam,
              Chief Executive Officer

         With copies to:

              FPA Medical Management,Inc.
              2878 Camino Del Rio South, Suite 301
              San Diego, California 92108-3846
              Facsimile Number:  (619) 299-0708
              Attention:  James A. Lebovitz, Esq.
              Senior Vice President, General Counsel and
              Secretary

         and

              Latham & Watkins
              701 B Street, Suite 2100
              San Diego, California 92101-8197
              Facsimile Number:  (619) 696-7419
              Attention:  Andrew Singer, Esq.

or to such other place and with such other copies as a party may designate as to itself by written notice to the others.

    12.4 Choice of Law.  This Agreement shall be governed by, construed and
         -------------
enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

    12.5 Entire Agreement; Amendments and Waivers.  This Agreement and the
         ----------------------------------------
Related Agreements to which the parties hereto are parties, together with all exhibits and schedules to be attached hereto and thereto (including the Disclosure Schedule), constitute or will constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede or will supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, other than the Confidentiality Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    12.6 Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by original or facsimile signature if the party executing this Agreement by facsimile signature delivers an original signature to the other parties hereto promptly thereafter.

    12.7 Expenses.  Except as otherwise specified in this Agreement, each party
         --------
hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

    12.8 Invalidity.  In the event that any one or more of the provisions
         ----------
contained in this Agreement or in any Related Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

    12.9 Publicity.  Except as may be required by law, FPA shall not and shall
         ---------
not permit any of its Affiliates to and Seller and Selling Shareholder shall not and shall not permit any of their respective Affiliates to, issue any press release or make any public statement regarding the transactions contemplated hereby or by the Related Agreements, without prior written approval of the other. FPA and Seller will issue joint press releases or public announcements after the execution and delivery of this Agreement and after the Closing. Seller, Selling Shareholder, FPA and Purchasing Shareholder each agree to portray the others in a positive light to enrollees and patients of the parties, other providers and the investment and financial community.

    12.10     Schedules.  The inclusion of any item in one schedule hereto
              ---------
comprising part of the Disclosure Schedule shall be deemed for purposes of this Agreement to be an inclusion of such item in all schedules comprising part of the Disclosure Schedule.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER                                      FPA



By:  /s/ Daniel D. Crowley                  By:  /s/ Seth Flam
    ---------------------------                 ------------------------------
    Name: Daniel D. Crowley                     Name:  Seth Flam
          ---------------------                       ------------------------
    Title:  President and Chief                 Title: Chief Executive Officer
           --------------------                        -----------------------
            Executive Officer
           --------------------

PURCHASING SHAREHOLDER                      PURCHASING SUBSIDIARY



By:  /s/ Seth Flam                          By:  /s/ Seth Flam
    -------------------------                   -------------------------
    Name:  Seth Flam                            Name:  Seth Flam
          -------------------                         -------------------
    Title:  President                           Title:  President
           ------------------                          ------------------

SELLING SHAREHOLDER



By:  /s/ Jonathan Scheff, M.D.
    --------------------------
    Name:  Jonathan Scheff
          ------------------
    Title:
           -----------------
                                      -61-